As filed with the Securities and Exchange Commission on November 17, 2010

Registration No. 333-[    ]

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

XO HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	4813	54-1983517
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

13865 Sunrise Valley Drive
Herndon, Virginia 20171
(703) 547-2000

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Simone Wu, Esq.
Senior Vice President and General Counsel
XO Holdings, Inc.
13865 Sunrise Valley Drive
Herndon, Virginia 20171
(703) 547-2000

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

With a copy to:

Stephen R. Rusmisel, Esq.
Pillsbury Winthrop Shaw Pittman LLP
1540 Broadway
New York, New York 10036
(212) 858-1000
Fax: (212) 858-1500

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of a “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check One):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered(1)	Amount to be Registered	Proposed Maximum Offering Price per Security		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Transferable Subscription Rights	9,103,758 Rights		(2)		(2)		(2)
Class D preferred stock, par value $0.01 per share, underlying the Subscription Rights	9,103,758 Shares	$21.97	(3)	$200,000,000	(3)	$14,260

(1)	This registration statement relates to (a) transferable subscription rights to purchase shares of XO Holdings, Inc. ____% Class D non-convertible preferred stock, par value $0.01 per share, and (b) the shares of XO Holdings, Inc. Class D preferred stock, par value $0.01 per share, issuable upon the exercise of such transferable subscription rights pursuant to the rights offering described herein.
(2)	The transferable subscription rights are being issued without consideration. Pursuant to Rule 457(g) of the Securities Act of 1933, as amended, no separate registration fee is payable with respect to the rights being offered hereby since the rights are being registered in the same registration statement as the securities to be offered pursuant thereto.
(3)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) of the Securities Act of 1933, as amended.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

THE INFORMATION IN THIS PRELIMINARY PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED WITHOUT NOTICE. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PRELIMINARY PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE OF THESE SECURITIES IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED NOVEMBER 17, 2010

PRELIMINARY PROSPECTUS

XO Holdings, Inc.

Up to 9,103,758 Shares of ____% Class D Non-Convertible Preferred Stock, par value $0.01 per share, Issuable upon the Exercise of up to 9,103,7581 Transferable Subscription Rights at a subscription price of $____ per share

XO Holdings, Inc. is distributing, at no charge to our stockholders, transferable subscription rights to purchase up to an aggregate of 9,103,758 shares of its ____% Class D non-convertible preferred stock, par value $0.01 per share.

For each share of our common stock that you own as of 5:00 p.m., New York City time, on ________, 2010, the Record Date of this rights offering (the “Record Date”), you will receive a transferable subscription right that will entitle you or your transferee to purchase one (1) share of our Class D preferred stock, par value $0.01 per share, at the subscription price of $_____ per share, which we refer to as the basic subscription right. If you are a holder of record of our common stock as of the Record Date, the number of shares which you or your transferee may purchase appears on your transferable subscription rights certificate which is being delivered to you along with this prospectus.

To the extent any holders of rights (including holders who acquired rights by purchasing rights from others) do not exercise their basic subscription right in full, then holders of rights (including holders who acquired rights by purchasing rights from others) will be entitled to exercise an over-subscription privilege, subject to certain limitations and allotment, to purchase unsubscribed shares at the same subscription price of $____ per share. To the extent that you properly exercise your over-subscription privilege for a number of shares that exceeds the number of unsubscribed shares that are available to you, any excess subscription payments received by the subscription agent, American Stock Transfer & Trust Company (the “Subscription Agent”), will be returned to you as soon as practicable, without interest or penalty, following the expiration of the rights offering. Funds received from subscribers in the rights offering will be held in escrow by the Subscription Agent until the rights offering is completed. You do not have to exercise your basic subscription right in full in order to exercise your over-subscription privilege. However, because shares available pursuant to the over-subscription privilege, if any, will be allocated based on the number of rights you exercised, your ability to subscribe for shares pursuant to the over-subscription privilege will be maximized to the extent that you exercise your basic subscription right (including by purchasing rights from other holders and exercising those rights).

The subscription rights will expire automatically if they are not exercised by 5:00 p.m., New York City time, on __________, 2011 (the “Initial Expiration Date”), unless such date is extended by us to a date no later than ____________, 2011 (together with the Initial Expiration Date, the “Expiration Date”). Any subscription rights not exercised by the Expiration Date will expire without any payment to the holders of those unexercised subscription rights. There is no minimum subscription amount required for consummation of this rights offering.

We may extend the Initial Expiration Date of the rights offering for any reason. However, we will not extend the Expiration Date of the rights offering beyond ___________. Except to extend the Initial Expiration Date of the rights offering, we cannot amend or modify the terms of the rights offering.We cannot cancel the rights offering. However, if we issue any shares in the rights offering, we will issue all shares in respect of rights that are properly exercised on or prior to the Expiration Date of the rights offering, whether exercised in respect of the basic subscription right or the over-subscription privilege.

You should carefully consider whether or not to exercise or transfer your subscription rights prior to the Expiration Date of the rights offering. All exercises of subscription rights are irrevocable. Our board of directors is making no recommendation regarding whether or not you should exercise or transfer any subscription rights. No assurance can be given that we will complete the rights offering or that, if completed, it will provide funds adequate for our needs.

Our common stock is quoted on the Over-the-Counter Bulletin Board and in the Pink Sheets under the symbol “XOHO.OB”. The last reported sales price of our shares of common stock on November 16, 2010 was $0.65 per share. We intend to apply for listing of our common stock on the Nasdaq Global Market under the symbol “____” prior to the issuance of rights. Our application for the Nasdaq listing of our common stock will follow a one for twenty reverse split of our common stock intended to bring the share price to the level required for Nasdaq listing. There is no assurance that the application for listing of our common stock will be accepted. If the listing application is not accepted, we intend to proceed with the rights offering (subject to any applicable state law restrictions) and our common stock will continue to be quoted on the Over-the-Counter Bulletin Board and on the Pink Sheets under the ticker symbol “XOHO.OB”. We intend to apply for listing of the transferable subscription rights on the Nasdaq Global Market under the symbol “____” beginning on or about __________, 2011, until 5:00 p.m., New York City time, on the last business day prior to the scheduled Expiration Date. If the listing application for the subscription rights on the Nasdaq Global Market is not accepted, we intend to proceed with the rights offering (subject to any applicable state law restrictions) and request that the rights trade on the Over-the-Counter Bulletin Board and on the Pink Sheets. We currently intend to proceed with the rights offering even if the rights are not accepted to trade on the Over-the-Counter Bulletin Board and on the Pink Sheets. There is no assurance that the request for listing of the subscription rights on the Over-the-Counter Bulletin Board and on the Pink Sheetswill be accepted. No shares of our Class D preferred stock have been issued and there is currently no trading market for the shares of our Class D preferred stock. The Class D preferred stock is not convertible into shares of our common stock or any other series or class of our capital stock.

We are offering the rights and the shares of our Class D preferred stock, underlying the rights, directly to you. We have not employed any brokers, dealers or underwriters in connection with the solicitation or exercise of rights in the rights offering and, except as disclosed under the heading “Plan of Distribution” no commissions, fees or discounts will be paid in connection with the rights offering. __________________________ is acting as rights agent and ______________ is acting as information agent for the rights offering. Therefore, while certain of our directors, officers and other employees may solicit responses from you, those directors, officers and other employees will not receive any commissions or compensation for their services other than their normal compensation.

If you have any questions concerning this rights offering or need assistance about the procedure to exercise, sell or transfer your rights, please contact the information agent, ______________, at ________ (call toll free).

NEITHER THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL, ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK, INCLUDING THE POSSIBLE LOSS OF YOUR ENTIRE INVESTMENT IF YOU DECIDE TO EXERCISE YOUR SUBSCRIPTION RIGHTS (IN WHOLE OR IN PART). YOU SHOULD CAREFULLY READ THIS PROSPECTUS INCLUDING, WITHOUT LIMITATION, THE DISCUSSION OF “RISK FACTORS” BEGINNING ON PAGE 20, ALL DOCUMENTS INCORPORATED BY REFERENCE IN THIS PROSPECTUS INCLUDING, WITHOUT LIMITATION, OUR DEFINITIVE PROXY STATEMENT ON SCHEDULE 14A FILED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION ON APRIL 30, 2010, OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2009, OUR QUARTERLY REPORTS ON FORM 10-Q FOR THE QUARTERS ENDED MARCH 31, 2010, JUNE 30, 2010 AND SEPTEMBER 30, 2010, ALL 2010 CURRENT REPORTS ON FORM 8-K AND ANY POST-EFFECTIVE AMENDMENTS TO THE REGISTRATION STATEMENT TO WHICH THIS PROSPECTUS IS A PART, BEFORE DETERMINING WHETHER OR NOT YOU WISH TO EXERCISE, SELL OR TRANSFER YOUR SUBSCRIPTION RIGHTS. WE ARE MAKING NO RECOMMENDATION REGARDING YOUR EXERCISE, SALE OR TRANSFER OF THE SUBSCRIPTION RIGHTS.

The date of this prospectus is ___________, 2010.

1	The number of Class D shares and the number of subscription rights are approximate numbers based on a one for twenty reverse split of XO’s common stock to be consummated prior to the distribution of subscription rights. The number of Class D shares as well as the number of subscription rights was calculated by taking the total number of XO common shares outstanding as of November 16, 2010, dividing by twenty (20), and rounding down to the nearest whole number. The actual number of Class D shares and the actual number of subscription rights will be determined as of the effective date of the proposed one for twenty reverse split and will depend upon the number of fractional share interests, which will be cashed out, resulting from the reverse split. All post-split numbers of Class D shares and subscription rights as set forth in this preliminary prospectus are therefore only approximations.

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ABOUT THIS PROSPECTUS

As permitted under the rules of the Securities and Exchange Commission, this prospectus incorporates by reference important business information about XO Holdings, Inc. that is contained in documents that we file with the Securities and Exchange Commission but that are not included in or delivered with this prospectus. You may obtain copies of these documents, without charge, from the website maintained by the Securities and Exchange Commission at www.sec.gov, as well as other sources. See “Where You Can Find More Information” in this prospectus. You may also obtain copies of the incorporated documents, without charge, upon written request to the office of our Corporate Secretary, 13865 Sunrise Valley Drive, Herndon, Virginia 20171.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not, and neither our Subscription Agent, American Stock Transfer & Trust Company, nor our Information Agent, ______________, has authorized anyone to provide you with information other than that contained in this prospectus. The rights offering is not being made in any state or other jurisdiction in which it is unlawful to do so. We may delay the commencement of the rights offering in certain states or other jurisdictions, in order to comply with the securities law requirements of such states or other jurisdictions. The information contained or incorporated by reference in this prospectus is believed accurate only as of the date of such information, regardless of the time of delivery of this prospectus or the time of any exercise, sale or transfer of the subscription rights. Our business, financial condition, results of operations and prospects may have changed since the date of this prospectus and neither the delivery of this prospectus nor any distribution of securities in accordance with this prospectus shall, under any circumstances, imply that there has been no change in our affairs since the date of this prospectus. All monetary amounts in this prospectus are in U.S. dollars.

Market data and forecasts used in this prospectus and the documents incorporated by reference in this prospectus were obtained from market research, publicly available information and industry publications. We believe that these sources are generally reliable, but the accuracy and completeness of such information is not guaranteed. We have not independently verified this information, and we do not make any representation as to the accuracy of such information.

In this prospectus, unless the context otherwise requires, references to “we”, “us”, “our” or similar terms, as well as references to “XO Holdings,” or the “Company,” refer to XO Holdings, Inc., a holding company for its direct and indirect operating subsidiaries.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain of the statements contained in this prospectus, including in the sections entitled “Questions and Answers Relating to the Rights Offering,” “Prospectus Summary,” “Description of Business,” and elsewhere in this prospectus, or incorporated by reference, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained in the forward-looking statements.

The words “may,” “can,” “could,” “will,” “expect,” “plan,” “intend,” “anticipate,” “estimate,” “believe,” “continue” and similar expressions may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking. While we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus, we caution you that these statements are based on a combination of facts and factors currently known by us and projections of the future about which we cannot be certain. Many factors, including general business and economic conditions, affect our ability to achieve our objectives. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate. In addition, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, if at all. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied on as representing our estimates or views as of any subsequent date. These forward-looking statements include:

•	expectations regarding revenue, expenses, capital expenditures and financial position in future periods;
•	our ability to effectuate our one for twenty reverse common stock split;
•	the number of rights and Class D shares to be offered, as well as the number of shares as adjusted to reflect the reverse split;
•	our ability to list our common stock and subscription rights on the Nasdaq Global Market;
•	our ability to broaden our customer reach and expand our market share;
•	pursuit of growth opportunities, including potential acquisitions;
•	the potential need to obtain future financing; and
•	our ability to fund our business plan and pay our financial obligations.

Readers are cautioned that these forward-looking statements are only predictions and are subject to a number of both known and unknown risks and uncertainties. Should one or more of these risks or uncertainties materialize, or should our underlying assumptions prove incorrect, our actual results in future periods may differ materially from the future results, performance, and/or achievements expressed or implied in this document. These risks include any failure by us to:

•	generate funds from operations sufficient to meet our cash requirements and execute our business strategy;
•	prevail in our legal and regulatory proceedings;
•	increase the volume of traffic on our network;
•	realize benefits from our enterprise-wide transformation initiative; and
•	achieve and maintain market penetration and revenue levels given the highly competitive nature of the telecommunications industry.

QUESTIONS AND ANSWERS RELATING TO THE RIGHTS OFFERING

The following are examples of what we anticipate will be common questions about the rights offering. The answers are based on selected information included elsewhere in this prospectus. These questions and answers do not contain all of the information that may be important to you and may not address all of the questions that you may have about the rights offering. This prospectus and the documents incorporated by reference herein contain more detailed descriptions of the terms and conditions of the rights offering and provide additional information about us and our business, including potential risks related to the rights offering, our Class D preferred stock and our business. You are encouraged to contact the Information Agent, ______________, if you have any questions concerning the rights offering.

What is the rights offering?

This rights offering is a distribution, at no charge, to holders of shares of our common stock, of transferable subscription rights to purchase up to an aggregate of 9,103,758 shares of our Class D preferred stock which is adjusted to reflect our reverse stock split. You will receive one subscription right for each share of our common stock you owned as of the Record Date. Each holder of subscription rights will be entitled to a basic subscription right and an over-subscription privilege, which are both described below. The subscription rights are transferable during the course of the subscription period which starts on the rights offering commencement date, __________, 2010 and ends at the Expiration Date. We intend to apply for listing of the transferable subscription rights on the Nasdaq Global Market under the symbol “____” beginning on or about __________, 2011, until 5:00 p.m., New York City time, on the last business day prior to the scheduled Expiration Date. If the listing application for the subscription rights is not accepted, we intend to proceed with the rights offering (subject to any applicable state law restrictions) and request that the rights trade on the Over-the-Counter Bulletin Board and on the Pink Sheets. We currently intend to proceed with the rights offering even if the rights are not accepted to trade on the Over-the-Counter Bulletin Board and on the Pink Sheets. There is no assurance that the application for listing of the subscription rights will be accepted. No shares of our Class D preferred stock have been issued and there is currently no trading market for the shares of our Class D preferred stock. The Class D preferred stock is not convertible into shares of our common stock or any other series or class of our capital stock. We intend to apply for listing of our common stock on the Nasdaq Global Market under the symbol “____” prior to the issuance of rights. Our application for listing of our common stock will follow a one for twenty reverse split of our common stock intended to bring the share price to the level required for Nasdaq listing. There is no assurance that the application for listing of our common stock will be accepted. If the listing application for our common stock is not accepted, we intend to proceed with the rights offering (subject to any applicable state law restrictions) and our common stock will continue to be quoted on the Over-the-Counter Bulletin Board and on the Pink Sheets under the ticker symbol “XOHO.OB”.

Why are we conducting this rights offering?

We are conducting this rights offering to raise funds to continue to implement our transformation plan (which includes the acquisition of capital assets in support of our operations), to take advantage of opportunities which may arise to enhance our competitive position, to repay amounts, if any, outstanding when due under the terms of the Revolving Promissory Note (as defined below) and for general corporate purposes.

In 2008, after an extensive review of our business and operations with the assistance of outside advisers, we commenced an enterprise-wide “transformation plan” intended to enhance shareholder value through focusing on improving service delivery, accelerating Broadband revenue growth, and reducing our operating costs. In conjunction with this implementation, we have invested in new network infrastructure and have sought to develop new service offerings and to expand our customer base in high-growth markets. While this transformation plan has required, and will continue to require, significant capital expenditures, we continue to believe that it is the optimal way, and perhaps the only way, for us to remain competitive in the long term with much larger telecommunications and cable companies. In this regard, we will continue to require significant capital expenditures to enhance, maintain and operate our fiber network. We also believe that in the current economic environment and the highly competitive telecommunications industry, certain opportunities may exist today that may not recur such as, but not limited to, the acquisition of other telecommunications service providers.

On October 8, 2010, XO Communications, LLC, a wholly owned subsidiary of the Company, entered into a revolving promissory note with Arnos Corp. (“Arnos”), an affiliate of Carl C. Icahn, the Chairman of our Board of Directors and majority shareholder (the “Chairman”) pursuant to which Arnos provided the Company access to $50.0 million at an annual interest rate equal to the greater of LIBOR plus 525 basis points or 6.75% (the “Revolving Promissory Note”). The Revolving Promissory Note includes a fee of 0.75% on undrawn amounts and matures on the earliest of (i) October 8, 2011, (ii) the date on which any financing transaction, whether debt or equity, is consummated by the Company or certain of its affiliates in an amount equal to or greater than $50.0 million, which could include the rights offering, or (iii), at the Company’s option, a date selected by the Company that is earlier than October 8, 2011. The Company entered into the Revolving Promissory Note as it pursues long-term financing to, in part, allay potential concerns regarding the Company’s ability to invest in its transformation plan while retaining cash levels sufficient to fund its ongoing operations.

Based on our current level of operations, we believe that cash flow from operations, cash on hand, marketable securities and cash available under the Revolving Promissory Note will enable us to meet our working capital and other obligations for at least the next 12 months. However, we believe that additional capital is necessary to continue to implement our transformation plan and also give us the resources to take advantage of opportunities which may arise for strategic growth and to repay amounts, if any, outstanding when due under the terms of the Revolving Promissory Note. Our ability to fund our capital needs depends on our future operating performance and cash flow, which are subject to prevailing economic conditions and other factors, many of which are beyond our control. Heretofore, we have not generated sufficient free cash flows to allow us to continue to fully fund our transformation plan or to pursue other strategic opportunities. Accordingly, we believe it is necessary to raise additional capital.

We continue to monitor the impact of macro-economic conditions on our business. Potential negative aspects include a general slowdown in the demand for telecommunications services, delayed IT and other projects that have telecommunications needs, elongated sales cycles on the part of our customers, higher involuntary churn, and delayed payments from customers.

If we are unable to raise additional capital, we may not generate sufficient funds from operations to execute our transformation plan or to pursue other strategic opportunities. Consequently, we may be required to delay or reduce the scope of our capital expenditure activities, eliminate certain expenditures on long-term initiatives and/or implement cash preservation measures. In such a capital restricted situation, we may be forced to sell assets or securities or raise capital on an untimely or unfavorable basis, including through the issuance of securities that are senior to the Class D preferred stock.

We have chosen to raise up to $200.0 million in new capital through a rights offering for non-convertible preferred stock as a means of increasing capital in our Company without diluting the ownership interests of our stockholders and without subjecting us to unduly burdensome restrictive covenants and other negative consequences associated with incurring high yield debt. There can be no assurance that the rights offering will be successful.

What is the basic subscription right?

For each share of our common stock that you own as of the Record Date, which will be after the one for twenty reverse stock split is effective, you will receive a transferable subscription right that will entitle you or your transferee to purchase one (1) share of our Class D preferred stock, at the subscription price of $____ per share. You may exercise all or a portion of your basic subscription right or you may choose not to exercise any subscription rights at all. In addition, you may purchase rights from others and exercise all or a portion of those rights or you may seek to sell all or a portion of your rights. The rights will be a new issue of securities with no prior trading market, and we cannot provide you any assurances as to the liquidity of the trading market for the subscription rights. If you are a holder of record of our common stock as of the Record Date, the number of shares you may purchase pursuant to your basic subscription right is indicated on the enclosed subscription rights certificate. If you hold your shares in the name of a custodian bank, broker, dealer or other nominee, you will not receive a subscription rights certificate. Instead, American Stock Transfer & Trust Company, as transfer agent for our common stock, will issue one subscription right to your nominee record holder for each share of our common stock that you own as of the Record Date. If you are not contacted by your nominee concerning this rights offering, you should contact your nominee as soon as possible. This is the “basic subscription right.”

What is the over-subscription privilege?

To the extent any holders of rights (including holders who acquired rights by purchasing rights from others) do not exercise their basic subscription right in full, then holders of rights (including holders who acquired rights by purchasing rights from others) will be entitled to exercise an over-subscription privilege, subject to certain limitations and subject to allotment, to purchase a portion of the number of shares, if any, that are not purchased by our other stockholders or their transferees through the exercise of their basic subscription right at the same subscription price of $____ per share. We refer to this opportunity to purchase additional shares at the subscription price as the “over-subscription privilege.” You do not have to exercise your basic subscription right in full in order to exercise your over-subscription privilege. However, because shares available pursuant to the over-subscription privilege, if any, will be allocated based on the number of rights exercised, your ability to subscribe for shares pursuant to the over-subscription privilege will be maximized to the extent that you exercise your basic subscription right (including by purchasing rights from other holders and exercising those rights). You should indicate on your subscription rights certificate, or the form provided by your nominee, if your shares are held in the name of a nominee, how many additional shares you would like to purchase pursuant to your over-subscription privilege.

If sufficient shares are available, we will seek to honor your over-subscription request in full. If, however, over-subscription requests exceed the number of shares available, we will allocate the available shares pro rata among the holders of rights (including holders who acquired rights by purchasing rights from others) exercising the over-subscription privilege in proportion to the number of rights properly exercised by such holder as of the Expiration Date of the rights offering, relative to the number of rights properly exercised as of the Expiration Date of the rights offering by all holders of rights exercising the over-subscription privilege (including holders who acquired rights by purchasing rights from others). If this pro rata allocation results in any holder of rights being allocated a greater number of shares than that holder subscribed for pursuant to the exercise of the over-subscription privilege, then such holder will be allocated only that number of shares for which the holder oversubscribed, and the remaining shares will be allocated among all other holders exercising the over-subscription privilege (including holders who acquired rights by purchasing rights from others) on the same pro rata basis described above. The proration process will be repeated until all shares have been allocated. Fractional shares resulting from the exercise of the over-subscription privilege will be eliminated by rounding down to the nearest whole share.

For example, if 12,000 total shares are available and (i) four holders of rights exercised 100 rights, 200 rights, 300 rights and 400 rights, respectively, as of the Expiration Date of the rights offering, (ii) holders (including the four holders listed above) that exercised an aggregate of 2,000 rights with respect to their basic subscription right are exercising the over-subscription privilege with respect to 10,000 available over-subscription shares and (iii) all holders that are exercising the over-subscription privilege are exercising the over-subscription privilege with respect to all of the 10,000 available over-subscription shares, except for the holder of the 400 rights listed above who is only exercising the over-subscription privilege with respect to 100 of such available shares, the pro rata allocation would be effected as follows:

•	the holder that exercised 100 rights as of the Expiration Date of the rights offering would receive 500 shares pursuant to the first pro rata allocation of the over-subscription privilege (i.e., 100 divided by 2,000 = 0.05 multiplied by 10,000 available shares = 500 shares);
•	the holder that exercised 200 rights as of the Expiration Date of the rights offering would receive 1,000 shares pursuant to the first pro rata allocation of the over-subscription privilege (i.e., 200 divided by 2,000 = 0.10 multiplied by 10,000 available shares = 1,000 shares);
•	the holder that exercised 300 rights as of the Expiration Date of the rights offering would receive 1,500 shares pursuant to the first pro rata allocation of the over-subscription privilege (i.e., 300 divided by 2,000 = 0.15 multiplied by 10,000 available shares = 1,500 shares);
•	the holder that exercised 400 rights as of the Expiration Date of the rights offering would receive 500 shares pursuant to the first pro rata allocation of the over-subscription privilege

(i.e., 400 divided by 2,000 = 0.20 multiplied by 10,000 available shares = 2,000 shares, however, this holder only subscribed for an additional 100 shares pursuant to the over-subscription privilege, therefore, the remaining 1,900 shares to which the holder would have otherwise been entitled is re-allocated to the other over-subscribers on the same pro rata basis); and
•	the holders that exercised the remaining 1,000 rights as of the Expiration Date of the rights offering would receive 5,000 shares pursuant to the first pro rata allocation of the over-subscription privilege (i.e., 1,000 divided by 2,000 = 0.50 multiplied by 10,000 available shares = 5,000 shares).
•	Of the remaining 1,900 shares, 118 shares will be distributed to the holder that exercised 100 rights as of the Expiration Date of the rights offering pursuant to the second pro rata allocation of the over-subscription privilege (i.e., 100 divided by the 1,600 remaining over-subscribing rights = 0.625 multiplied by 1,900 available shares = 118 shares, after rounding down to the nearest whole share).
•	Of the remaining 1,900 shares, 237 shares will be distributed to the holder that exercised 200 rights as of the Expiration Date of the rights offering pursuant to the second pro rata allocation of the over-subscription privilege (i.e., 200 divided by the 1,600 remaining over-subscribing rights = 0.125 multiplied by 1,900 available shares = 237 shares, after rounding down to the nearest whole share).
•	Of the remaining 1,900 shares, 356 shares will be distributed to the holder that exercised 300 rights as of the Expiration Date of the rights offering pursuant to the second pro rata allocation of the over-subscription privilege (i.e., 300 divided by the 1,600 remaining over-subscribing rights = 0.1875 multiplied by 1,900 available shares = 356 shares, after rounding down to the nearest whole share).
•	Of the remaining 1,900 shares, 1,187 shares will be distributed to the holders of the remaining 1,000 rights as of the Expiration Date of the rights offering (i.e., 1,000 divided by the 1,600 remaining over-subscribing rights = 0.625 multiplied by 1,900 available shares = 1,187 shares, after rounding down to the nearest whole share).

In order to properly exercise your over-subscription privilege, you must deliver the subscription payment related to your over-subscription privilege prior to the expiration of the rights offering. Because we will not know the total number of unsubscribed shares prior to the expiration of the rights offering, if you wish to maximize the number of shares you purchase pursuant to your over-subscription privilege, you will need to deliver payment in an amount equal to the aggregate subscription price for the maximum number of shares that may be available to you (i.e., for the maximum number of shares available to you, assuming you exercise all of your basic subscription rights in full and are allotted the full amount of your over-subscription request). See “The Rights Offering — Subscription Rights — Over-subscription Privilege” in this prospectus.

Any excess subscription payments received by us will be returned, without interest or penalty, as soon as practicable after the over-subscription allocation is determined by us.

Will there be a backstop to the rights offering or other guarantee that it will be sufficiently subscribed?

No. There will be no backstop or other guarantee to the rights offering. That means that the rights offering may not be sufficiently subscribed or subscribed at all. Therefore, we may not raise sufficient capital (or any capital) from the rights offering to adequately fund our transformation plan or to pursue other strategic opportunities. In addition, there is no minimum proceeds condition to the rights offering and we may consummate the rights offering even if the amount of proceeds does not meet our financing goals. However, if we issue any shares in the rights offering, we will issue all shares in respect of rights that are properly exercised prior to the Expiration Date of the rights offering, whether exercised in respect of the basic subscription right or the over-subscription privilege.

How was the $_________ per share subscription price and ___% dividend rate determined?

In determining the subscription price and the dividend rate of the Class D preferred stock, the board of directors considered a number of factors, including, without limitation:

•	the amount of proceeds desired to achieve our financing goals;
•	potential market conditions; and

•	the desire to provide an opportunity to our stockholders to participate in the rights offering on a pro rata basis.

While our board of directors considered these factors and others in determining the subscription price and dividend rate, there was no formula used in determining the subscription price or the dividend rate. The $________ per share price is not necessarily related to or reflective of our book value or our net worth.

You may not be able to sell any shares of Class D preferred stock that you purchase in the rights offering at a price equal to or greater than $___ per share. We cannot provide you any assurances as to the liquidity of the trading market for the shares of our Class D preferred stock issued in the rights offering. Accordingly, if you purchase shares at the subscription price, the market price of our Class D preferred stock may decline during or after the rights offering period and you may not be able to sell the shares of our Class D preferred stock in the future at the same price or a higher price than the price you paid in the rights offering, including any amounts you may pay for subscription rights you may purchase. We urge you to make your own assessment of our business and financial condition, our prospects for the future, and the terms of this rights offering.

What are the material terms of our Class D preferred stock offered in this rights offering?

Our Class D preferred stock will rank senior to our common stock, and pari passu with our 7% Class B convertible preferred stock (“Class B preferred stock”) and our 9.5% Class C perpetual preferred stock (“Class C preferred stock”). We may in the future issue one or more series of preferred stock that ranks senior to, junior to, or pari passu with, our Class D preferred stock. The liquidation preference of the Class D preferred stock will be initially $___ per share. On March 31, June 30, September 30 and December 31 of each year, our board of directors may, at its sole discretion, cause a dividend with respect to the Class D preferred stock to be paid in cash to the holders in an amount equal to ___% of the liquidation preference, as in effect at such time, otherwise the liquidation preference will be adjusted and increased by an amount equal to ___% of the liquidation preference per share, as in effect at such time, that is not paid in cash to the holders on such date. The accretion will continue until the shares are redeemed, or until we liquidate, dissolve, or wind-up our affairs. On ___________, 20__, the redemption date, we are required to redeem all of the outstanding shares of Class D preferred stock at a redemption price equal to 100% of the liquidation preference per share, as in effect at such time. We are not required to redeem any shares of Class D preferred stock prior to the redemption date, except upon a “change of control,” as defined in the certificate of designations for the Class D preferred stock and other than in connection with any such “change of control,” we will not be able to redeem shares of our Class D preferred stock prior to the redemption date. The holders of Class D preferred stock are not entitled to any voting rights except to matters, if any, as may be required by applicable law. The Class D preferred stock is not convertible into shares of our common stock or any other series or class of our capital stock.

Why are we applying for listing of the shares of XO common stock and the related subscription rights on the Nasdaq Global Market?

If the Company’s common stock and the related subscription rights are listed on the Nasdaq Global Market, the subscription rights and the Class D preferred stock will, under Section 18 of the Securities Act of 1933, be a covered security in the case of the rights and senior to a covered security in the case of the Class D preferred stock, and therefore exempt from state securities regulation. This exemption (the “Blue Sky Exemption”) is important because, if achieved, it will enable the Company to offer the rights and related new class of non-convertible preferred stock to all holders of the Company’s common stock, regardless of the regulations in the holders’ states of residency. Without the Blue Sky Exemption, state securities regulation could preclude certain holders from taking part in the rights offering.

The Company presently intends to implement the rights offering regardless of whether the listing on the Nasdaq Global Market is obtained. If listing of the Company’s common stock on the Nasdaq Global Market is not obtained, certain holders of the Company’s common stock may not be able to receive rights and may therefore not be able to participate in the rights offering.

What if we are unsuccessful in listing the shares of XO common stock and / or the subscription rights on the Nasdaq Global Market?

If we are unsuccessful in listing our common stock on the Nasdaq Global Market for any reason, the Blue Sky Exemption will not be available for the Class D preferred stock or for the subscription rights. In that event, we currently plan to make the required notice filings and/or applications in each jurisdiction where required in connection with the rights offering. No assurance can be given that the applications will be approved and, if not approved, shareholders in certain jurisdictions may be precluded from participating in the rights offering.

If we are successful in listing our common stock on the Nasdaq Global Market but are not successful at listing the related subscription rights on the Nasdaq Global market, we will request that the subscription rights be traded on the Over-the-Counter Bulletin Boards and Pink Sheets. We currently intend to proceed with the rights offering even if the rights are not accepted to trade on the Over-the-Counter Bulletin Board and on the Pink Sheets. The Company can provide no assurance that the rights will be traded on the Over-the-Counter Bulletin Boards or Pink Sheets. If the subscription rights are not approved for listing on the Nasdaq Global Market and therefore are not subject to the Blue Sky Exemption, we currently plan to make the required notice filings and/or applications in each jurisdiction where required in connection with the subscription rights. There can be no assurance that the applications will be approved and, if not approved, shareholders in certain jurisdictions may be precluded from participating in the rights offering.

Are there limitations to this rights offering under state securities laws?

If the Company’s common stock and the related subscription rights are listed on the Nasdaq Global Market, the subscription rights and the Class D preferred stock will, under Section 18 of the Securities Act of 1933, be a covered security in the case of the rights and senior to a covered security in the case of the Class D preferred stock, and therefore exempt from state securities regulation.

If we are not successful in listing the common stock and related subscription rights on the Nasdaq Global Market, there are limitations to the rights offering under state securities laws. If we do not obtain listing for the common stock and the related subscription rights on the Nasdaq Global Market, we will apply for qualification of this rights offering with certain state securities commissions. We currently intend to proceed with the rights offering even if we do not receive qualification for this rights offering from certain state securities commissions. Prior to the commencement of this rights offering, we will advise residents of any such state if the securities commission in that state has disapproved this rights offering or has imposed any conditions or limitations on this rights offering in such state. Such disapproval would result in holders of rights in that state not being able to exercise their rights in this rights offering, and such conditions or limitations could affect the terms of this rights offering with respect to holders of rights in that state. We have the discretion to delay or to refuse to distribute any shares you may elect to purchase through the exercise of rights if we deem it necessary to comply with applicable securities laws, including state securities and blue sky laws.

Am I required to exercise all of the subscription rights I receive in the rights offering?

No. You may exercise any number of your subscription rights, you may choose not to exercise any subscription rights, or you may determine to buy from, or sell subscription rights to, others. There is no assurance that you will be able to buy or sell subscription rights. Because by exercising rights you will be subscribing for non-convertible preferred stock, whether or not you exercise any subscription rights, the number, and percentage, of shares of our common stock you own will not change.

How soon must I act to exercise my subscription rights?

If you received a subscription rights certificate and elect to exercise any or all of your subscription rights, the Subscription Agent must receive your completed and signed Form of Exercise of Subscription Rights and payment prior to the expiration of the rights offering, which is _________, 2011, at 5:00 p.m., New York City time, unless such date is extended by us to a date no later than ____________, 2011, or the Subscription Agent must receive payment along with a Notice of Guaranteed Delivery prior to the expiration of this rights offering. See “The Rights Offering — Guaranteed Delivery Procedures” in this prospectus. If you hold your shares in the name of a custodian bank, broker, dealer or other nominee, your nominee may establish a deadline prior to the expiration date of the rights offering by which you must provide your nominee with your instructions to exercise your subscription rights. Although we may, in our discretion, extend the Initial Expiration Date of the rights offering, we currently do not intend to do so. In no event will we extend the Expiration Date of the rights offering beyond ___________. Except to extend the Initial Expiration Date of the rights offering, we cannot amend or modify the terms of the rights offering. However, if we issue any shares in the rights offering, we will issue all shares in respect of rights that are properly exercised prior to the Expiration Date of the rights offering, whether exercised in respect of the basic subscription right or the over-subscription privilege. We cannot cancel the rights offering.

Although we will make reasonable attempts to provide this prospectus to holders of our common stock as of the Record Date, the rights offering and all subscription rights will expire on the Expiration Date, whether or not we have been able to locate each person entitled to receive subscription rights and we undertake no obligation to attempt to locate any such persons.

May I transfer or sell my subscription rights if I do not want to purchase shares?

Yes, if we do obtain the Blue Sky Exemption, the subscription rights are transferable during the subscription period. If we do not obtain the Blue Sky Exemption for the Class D preferred stock and for the subscription rights, the subscription rights are transferable in most states during the subscription period. For additional information regarding limitations under state securities laws which may restrict certain holders from participating in the offering or from transferring subscription rights if we do not obtain a Blue Sky Exemption for the Class D preferred stock and for the subscription rights, see “Questions and Answers Related to the Rights Offering —  Are there limitations to this rights offering under state securities laws?”. The rights may be sold through a broker or other nominee, which may charge a transaction fee or commission to sell rights. Transferees of rights will be entitled to exercise the basic subscription right in full and will be able to exercise the over-subscription privilege, with respect to those rights transferred to them. We intend to apply for listing of the subscription rights on the Nasdaq Global Market under the symbol “_____” beginning on or about __________, 2010, until 5:00 p.m., New York City time, on the last business day prior to the Expiration Date. If the listing application for the subscription rights is not accepted, we intend to proceed with the rights offering (subject to any applicable state law restrictions) and request that the rights trade on the Over-the-Counter Bulletin Board and on the Pink Sheets. We currently intend to proceed with the rights offering even if the rights are not accepted to trade on the Over-the-Counter Bulletin Board and on the Pink Sheets. There is no assurance that the application for listing of the subscription rights will be accepted. The subscription rights, if quoted on the Nasdaq Global Market, will be a new issue of securities with no prior trading market, and we cannot provide you any assurances as to the liquidity of the trading market for the subscription rights. Subscription rights, whether or not transferred, must be exercised prior to the expiration of the rights offering or they will terminate. It should be noted that the resale restrictions of Rule 144 under the Securities Act will apply to the transfer of subscription rights by affiliates of the Company. Affiliated stockholders will have the opportunity to participate in the rights offering on the same basis as other stockholders.

Are we requiring a minimum subscription to complete the rights offering?

No. There is no individual minimum subscription requirement in the rights offering and we are not requiring an aggregate minimum subscription to complete the rights offering. However, if we issue any shares in the rights offering, we will issue all shares in respect of rights that are properly exercised prior to the Expiration Date of the rights offering, whether exercised in respect of the basic subscription right or the over-subscription privilege.

Can we cancel, amend or extend the rights offering?

We cannot cancel the rights offering. We have the right to extend the Initial Expiration Date of the rights offering and the time for exercising your subscription rights, although we do not presently intend to do so. We will not extend the Expiration Date of the rights offering beyond ___________. Except to extend the Initial Expiration Date of the rights offering, we cannot amend or modify the terms of the rights offering.

Has our board of directors made a recommendation to our stockholders regarding the rights offering?

No. Our board of directors is making no recommendation regarding your exercise, sale or transfer of the subscription rights. Stockholders who exercise subscription rights risk investment loss on new money invested.

We cannot predict the price at which our shares of Class D preferred stock will trade, or whether an active trading market will exist for those securities; therefore, we cannot assure you that the market price for our Class D preferred stock will be above the applicable subscription price or that anyone purchasing shares of our Class D preferred stock at the applicable subscription price will be able to sell those shares in the future at the same price or a higher price. You are urged to make your decision based on your own tolerance for risk, assessment of our business and financial condition, our prospects for the future, the terms of the rights offering and the information contained in, or incorporated by reference into, this prospectus. See “Risk Factors” in this prospectus for a discussion of some of the risks involved in investing in our Class D preferred stock. You are encouraged to contact the Information Agent, ______________, at (xxx) xxx-xxxx, if you have any questions concerning this rights offering.

Will our directors or executive officers participate in the rights offering?

At this time, we do not know whether any of our directors or executive officers will participate in the rights offering but we anticipate that some or all of our directors or executive officers will exercise their rights to subscribe for shares in the rights offering or they may purchase transferable subscription rights from others and exercise those rights. Any director or officer who subscribes for shares will pay $___ per share, the same price paid by all other persons who purchase shares in the rights offering.

Are there any limits on the number of shares I may purchase in the rights offering or own as a result of the rights offering?

Yes. We will not issue shares pursuant to the exercise of basic subscription right or over-subscription privilege to any stockholder if we are aware that such stockholder is required to obtain prior clearance or approval from or submit a notice to any regulatory authority to acquire, own, or control the shares of our Class D preferred stock issuable upon exercise of the rights, and, as of the rights offering Expiration Date, we determine in our sole discretion that such clearance or approval has not been satisfactorily obtained or any applicable waiting period has not expired. We are not currently aware of any stockholder who will need to obtain regulatory approval to participate in the rights offering. If we elect not to issue shares in such a case, the unissued shares will become available to satisfy over-subscription privileges exercised by other stockholders or transferees.

How many subscription rights will I receive if the Record Date for the rights offering will be after the reverse split is effective?

You will receive one subscription right for each share of common stock you own on the Record Date. The Record Date will be a date after the one for twenty reverse split becomes effective. For example, if you hold 100,000 common shares before the one for twenty reverse split is effective, you will hold 5,000 common shares after the one for twenty reverse split is effective. You would then receive one subscription right for each of the shares of common stock you own on the Record Date, which will fall on a date after the one for twenty reverse split is effective, for a total of 5,000 subscription rights. All fractional shares will be cashed out and will not receive subscription rights. A Rule 14C Information Statement will be mailed to all shareholders providing detailed information on the one for twenty reverse split.

How do I exercise my subscription rights if I own shares in certificate form?

If you hold an XO Holdings stock certificate and you wish to participate in the rights offering, you must either:

•	deliver a properly completed and signed Form of Exercise of Subscription Rights to the Subscription Agent, American Stock Transfer & Trust Company, before 5:00 p.m., New York City time, on ___________, 2011 along with payment by check, money order or bank draft made payable to “__________________________ (acting as subscription agent for XO Holdings, Inc.)”; or
•	cause a bank, broker or other financial institution to deliver to __________________________, payment in the manner provided above and a Notice of Guaranteed Delivery before 5:00 p.m., New York City time, on ___________, 2011.

Please follow the delivery instructions on the Form of Exercise of Subscription Rights. Do not deliver documents to XO Holdings. You are solely responsible for completing delivery to _____________________ of all of your subscription documents and payment. We urge you to allow sufficient time for delivery of your subscription materials to ________ so that they are received by ___________ and payment has cleared by the Expiration Date. If you send a payment that is insufficient to purchase the number of shares you requested, or if the number of shares you requested is not clearly specified, the payment received will be applied to exercise your subscription rights to the fullest extent possible based on the amount of the payment received, subject to the availability of shares under the over-subscription privilege and the elimination of fractional shares. Any excess subscription payments received by _________ will be returned as soon as practicable, without interest or penalty, following the expiration of the rights offering.

What form of payment is required to purchase the shares?

Payments submitted to the Subscription Agent must be made in full in United States currency by:

•	certified or uncertified check drawn against a U.S. bank payable to “__________________________ (acting as Subscription Agent for XO Holdings)”;
•	bank draft (cashier’s check) drawn against a U.S. bank payable to “__________________________ (acting as Subscription Agent for XO Holdings)”; or
•	U.S. postal money order payable to “__________________________ (acting as Subscription Agent for XO Holdings).”

To be effective, any payment related to the exercise of a subscription right must clear prior to the expiration of the rights offering. Any uncertified check used to pay for shares to be issued in this rights offering must clear prior to the Expiration Date of this rights offering, and the clearing process may require several business days. If you choose to exercise your subscription rights, in whole or in part, and to pay for shares by uncertified check and your check has not cleared prior to the Expiration Date of this rights offering, you will not have satisfied the conditions to exercise your subscription rights and may not receive the shares you wish to purchase.

What should I do if I want to participate in the rights offering, but my shares are held in the name of a custodian bank, broker, dealer or other nominee?

If you hold your shares of common stock through a custodian bank, broker, dealer or other nominee, then your nominee is the record holder of the shares of common stock that you own. If you are not contacted by your nominee concerning the rights offering, you should contact your nominee as soon as possible. Your nominee must exercise the subscription rights on your behalf for the shares you wish to purchase. You will not receive a subscription rights certificate from XO Holdings. Instead, please follow the instructions of your nominee. Your nominee may establish a deadline that may be before the Expiration Date that we have established for the rights offering.

When will I receive my new shares?

If you purchase shares in the rights offering by timely submitting the necessary subscription materials and payment, you will receive your new shares of Class D preferred stock as soon as practicable following the closing of the rights offering.

After I send in my payment and completed rights certificate, may I cancel my exercise of subscription rights?

No. All exercises of subscription rights are irrevocable, even if you later learn information that you consider to be unfavorable to the exercise of your subscription rights. You should not exercise your subscription rights unless you are certain that you wish to purchase the shares in the rights offering. Exercising subscription rights may commit you to buying shares at a price above the prevailing market price of the shares of Class D preferred stock issuable upon exercise of the rights (to the extent there even exists a public market for the Class D preferred stock).

Are there any conditions to completing the rights offering?

No, there are no conditions to completion of the rights offering.

What effects will the rights offering have on the Company’s outstanding common stock?

The shares of Class D preferred stock issuable upon exercise of the rights will not be convertible into shares of our common stock. Accordingly, the rights offering will not dilute your percentage ownership of our shares of common stock or otherwise affect the number of our shares of common stock outstanding.

How much money will XO Holdings receive from the rights offering?

If all of the subscription rights are exercised in full by our stockholders, we expect the gross proceeds from the rights offering to be approximately $200.0 million. If no subscription rights are exercised by our stockholders, we would receive no proceeds from the offering. We are offering shares in the rights offering to stockholders with no individual minimum purchase requirement. However, if we issue any shares in the rights offering, we will issue all shares in respect of rights that are properly exercised prior to the Expiration Date of the rights offering, whether exercised in respect of the basic subscription right or the over-subscription privilege.

Are there risks in exercising my subscription rights?

Yes. The exercise of your subscription rights involves risks. Exercising your subscription rights involves the purchase of shares of our Class D preferred stock, and should be considered as carefully as you would consider any other investment. Among other things, you should carefully consider the risks described under the heading “Risk Factors” in this prospectus and in the documents incorporated by reference in this prospectus.

If the rights offering is not completed, will my subscription payment be refunded to me?

Yes. The Subscription Agent will hold all funds it receives in a segregated bank account until completion of the rights offering. If the rights offering is not completed, all subscription payments received by the Subscription Agent will be returned as soon as practicable, without interest or penalty. If your shares are held in the name of a custodian bank, broker, dealer or other nominee, it may take longer for you to receive your subscription payment because the Subscription Agent will return payments through the record holder of your shares.

What fees or charges apply if I purchase shares in the rights offering?

We are not charging any fee or sales commission to issue subscription rights to you or to issue shares to you if you exercise your subscription rights. If you exercise your subscription rights through a custodian bank, broker, dealer or other nominee, you are responsible for paying any fees your nominee may charge you.

What are the U.S. federal income tax consequences of the distribution and exercise of subscription rights?

We intend to take the position that the distribution of subscription rights will be a non-taxable distribution to holders of our common stock. This position, however, is not binding on the IRS or the courts, and if this position is finally determined by the IRS or a court to be incorrect, the distribution of the subscription rights would be taxable to U.S. holders of our common stock. A holder of common stock will not recognize any gain or loss upon the exercise of subscription rights received in the rights offering. You should consult your tax advisor as to the particular consequences to you of the rights offering. For a detailed discussion of the U.S. federal income tax consequences associated with this rights offering, see “Certain Material U.S. Federal Income Tax Consequences” in this prospectus.

Whom should I contact if I have other questions?

You are encouraged to contact the Information Agent, ______________, by telephone, at 800-__________ (call toll-free) if you have any questions concerning this rights offering.

PROSPECTUS SUMMARY

The following summary contains basic information about XO Holdings, Inc. (“XO Holdings” or the “Company”) and the rights offering. Because it is a summary, it may not contain all of the information that is important to you in connection with your decision to participate or decline participation in the rights offering. Before making a decision to exercise your subscription rights and invest in the shares of our Class D preferred stock or to transfer or sell your subscription rights, you should read the entire prospectus carefully, including, without limitation, the sections entitled “The Rights Offering” and “Risk Factors,” all documents incorporated by reference in this prospectus including, without limitation, our Definitive Proxy Statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on April 30, 2010, our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2010, June 30, 2010 and September 30, 2010, all 2010 Current Reports on Form 8-K and any post-effective amendments to the registration statement to which this prospectus is a part, before making an investment decision.

Securities Offered
We are distributing to you, at no charge, one transferable subscription right for each share of our common stock that you owned as of the Record Date, either as a holder of record or, in the case of shares held of record by custodian banks, brokers, dealers or other nominees on your behalf, as a beneficial owner of such shares. Each subscription right entitles you to purchase one (1) share of our Class D preferred stock. Our Class D preferred stock will mature on _________ ____. The liquidation preference of the Class D preferred stock will be initially $___ per share. On March 31, June 30, September 30 and December 31 of each year, our board of directors may, at its sole discretion, cause a dividend with respect to the Class D preferred stock to be paid in cash to the holders in an amount equal to ___% of the liquidation preference, as in effect at such time, otherwise the liquidation preference will be adjusted and increased by an amount equal to ___% of the liquidation preference per share, as in effect at such time, that is not paid in cash to the holders on such date. If the rights offering is fully subscribed, we expect the gross proceeds from the rights offering to be approximately $200.0 million.
Subscription Price
$____ per share, payable in cash. To be effective, any payment related to the exercise of a subscription right must clear prior to the expiration of the rights offering. Therefore, if you choose to pay for shares by uncertified check and your check has not cleared prior to the Expiration Date of this rights offering, you will not have satisfied the conditions to exercise your subscription rights and may not receive the shares you wish to purchase.
Record Date for issuance of Subscription Rights
5:00 p.m., New York City time, on ___________, 2010. The Record Date will be a date after the one for twenty reverse stock split is effective.
Commencement Date of the Rights Offering
_________, 2010.
Expiration Date of the Rights Offering
5:00 p.m., New York City time, on ________________, 2011, unless such date is extended by us to a date no later than ____________, 2011.
Use of Proceeds
We intend to use the proceeds of the rights offering, if any, to continue to implement our transformation plan (which includes the acquisition of capital assets in support of our operations), to take advantage of opportunities which may arise to enhance our competitive position, to repay amounts, if any, outstanding when due under the terms of the Revolving Promissory Note and for general corporate purposes.
Basic Subscription Right
For each share of our common stock that you own as of the Record Date of this rights offering, which will be a date after the one for twenty reverse stock split is effective, you will receive a transferable subscription right that will entitle you or your transferee to purchase one (1) share of our Class D preferred stock, at the subscription price of $___ per share. This is the “basic subscription right.” The number of shares that you may purchase appears on your Subscription Rights Certificate if you are a holder of record.
There is no minimum number of shares you must purchase, but you may not purchase fractional shares. You may exercise all or a portion of your basic subscription right, you may choose not to exercise any subscription rights at all, or you may determine to buy or sell subscription rights to others. There is no assurance that you will be able to buy or sell subscription rights.
Over-subscription Privilege
To the extent any holders of rights (including holders who acquired rights by purchasing rights from others) do not exercise their basic subscription right in full, then holders of rights (including holders who acquired rights by purchasing rights from others) will be entitled to exercise an over-subscription privilege to purchase a portion of the number of shares, if any, that are not purchased by our other stockholders or their transferees through the exercise of their basic subscription right, at the same subscription price of $____ per share. If sufficient shares are available, we will seek to honor your over-subscription request in full. If, however, over-subscription requests exceed the number of shares available, we will allocate the available shares pro rata among the holders of rights (including holders who acquired rights by purchasing rights from others) exercising the over-subscription privilege in proportion to the number of rights properly exercised by such holder as of the Expiration Date of the rights offering, relative to the number of rights properly exercised as of the Expiration Date of the rights offering by all holders of rights exercising the over-subscription privilege (including holders who acquired rights by purchasing rights from others). If this pro rata allocation results in any holder of rights being allocated a greater number of shares than that holder subscribed for pursuant to the exercise of the over-subscription privilege, then that holder will be allocated only that number of shares for which the holder oversubscribed, and the remaining shares will be allocated among all other holders exercising the over-subscription privilege (including holders who acquired rights by purchasing rights from others) on the same pro rata basis described above. The proration process will be repeated until all shares have been allocated. Fractional shares resulting from the exercise of the over-subscription privilege will be eliminated by rounding down to the nearest whole share. You do not have to exercise your basic subscription right in full in order to exercise your over-subscription privilege. However, because shares available pursuant to the over-subscription privilege, if any, will be allocated based on the number of rights exercised, your ability to subscribe for shares pursuant to the over-subscription privilege will be maximized to the extent that you exercise your basic subscription right (including by purchasing rights from other holders and exercising those rights).
Limitation of Purchase of Shares
If we are for any reason unsuccessful in listing our common stock and the related subscription rights on the Nasdaq Global Market and therefore do not receive the benefit of the Blue Sky Exemption, we will apply for qualification of this rights offering with certain state securities commissions. We currently intend to proceed with the rights offering even if we do not receive qualification for this rights offering from certain state securities commissions. Prior to the commencement of this rights offering, we will advise residents of any such state if the securities commission in that state has disapproved this rights offering or has imposed any conditions or limitations on this rights offering in such state. Such disapproval would result in holders of rights in that state not being able to exercise their rights in this rights offering, and such conditions or limitations could affect the terms of this rights offering with respect to holders of rights in that state. We have the discretion to delay or to refuse to distribute any shares you may elect to purchase through the exercise of rights if we deem it necessary to comply with applicable securities laws, including state securities and blue sky laws.
We will not issue shares of our Class D preferred stock to any stockholder if we are aware that such stockholder is required to obtain prior clearance or approval from or submit a notice to any state or federal regulatory authority to acquire, own, or control such shares and we determine in our sole discretion that, as of the Expiration Date of the rights offering, such clearance or approval has not been satisfactorily obtained and/or any applicable waiting period has not expired. We are not currently aware of any stockholder who may be required to obtain regulatory approval in order to participate in the rights offering.
Transferability of Subscription Rights
If we are successful in listing the common stock and the related subscription rights on the Nasdaq Global Market, the subscription rights will be transferable during the subscription period. If we are for any reason unsuccessful in listing the common and the related subscription rights on the Nasdaq Global Market, the subscription rights will be, in most states, transferable during the subscription period. For additional information regarding limitations under state securities laws which may restrict certain from participating in the offering or from transferring subscription rights if we do not obtain a Blue Sky Exemption for the Class D preferred stock and for the subscription rights, see “Prospectus Summary — Limitation of Purchase of Shares”. Transferees of rights will be entitled to exercise the basic subscription right in full and will be able to exercise the over-subscription privilege, with respect to those subscription rights transferred to them. You may sell your subscription rights through a broker, custodian bank or other nominee. Although we intend to apply for listing of the subscription rights on the Nasdaq Global Market, the subscription rights will be a new issue of securities with no prior trading market, and we cannot provide you any assurances as to the liquidity of the trading market for the subscription rights. Subscription rights, whether or not transferred, must be exercised prior to the expiration of the rights offering or they will terminate.
We intend to apply for listing of the subscription rights on the Nasdaq Global Market under the symbol “_____” beginning on or about __________, 2010, until 5:00 p.m., New York City time, on the last business day prior to the scheduled Expiration Date. If the listing application for the subscription rights is not accepted, we intend to proceed with the rights offering (subject to any applicable state law restrictions) and request that the rights trade on the Over-the-Counter Bulletin Board and on the Pink Sheets. We currently intend to proceed with the rights offering even if the rights are not accepted to trade on the Over-the-Counter Bulletin Board and on the Pink Sheets. There is no assurance that the application for listing of the subscription rights will be accepted.
Transferability of Class D Preferred Stock
If we are successful in listing the common stock on the Nasdaq Global Market, the Class D preferred shares will be transferable. If we are for any reason unsuccessful in listing the common on the Nasdaq Global Market, the Class D preferred shares will be, in most states, transferable. For additional information regarding limitations under state securities laws which may restrict certain holders from participating in the offering or from transferring subscription rights if we do not obtain a Blue Sky Exemption for the Class D preferred stock and for the subscription rights, see “Prospectus Summary — Limitation of Purchase of Shares”. The Class D preferred stock will be a new issue of securities with no prior trading market, and we cannot provide you any assurances as to the liquidity of the trading market for the Class D preferred stock. Accordingly, you may not be able to sell any shares of Class D preferred stock that you purchase in the rights offering at a price equal to or greater than $ per share, the subscription price per share, or at all. We are not responsible if you elect to sell your Class D preferred stock and no public or private market exists to facilitate the sale of Class D preferred stock.
No Board Recommendation
Our board of directors is making no recommendation regarding your exercise, sale or transfer of the subscription rights. At this time we do not know whether any directors or executive officers will participate in the rights offering but we anticipate that some or all of our directors and executive officers might participate in this rights offering, although none of them are obligated to do so. You are urged to make your own decision whether or not to participate in the rights offering or to sell or otherwise transfer your subscription rights. Please see “Risk Factors” in this prospectus for a discussion of some of the risks involved in investing in our Class D preferred stock.

No Revocation of Exercise
All exercises of subscription rights, whether exercised in respect to the basic subscription right or the over-subscription privilege, are irrevocable, even if you later learn of information that you consider to be unfavorable to the exercise of such rights. You should not exercise your basic subscription right and/or over-subscription privilege unless you are certain that you wish to purchase shares at a subscription price of $____ per share.
Extension, Cancelation and Amendment
We have the option to extend the Initial Expiration Date of the rights offering and the period for exercising your subscription rights. However, we will not extend the Expiration Date of the rights offering beyond ___________. Except to extend the Initial Expiration Date of the rights offering, we cannot amend or modify the terms of the rights offering at any time. We cannot cancel the rights offering.
Procedures for Exercising Subscription Rights
To exercise your basic subscription right and/or over-subscription privilege, you must take the following steps:

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If you hold an XO Holding stock certificate, you may deliver payment and a properly completed Form of Exercise of Subscription Rights to American Stock Transfer & Trust Company, the Subscription Agent, before 5:00 p.m., New York City time, on __________, 2011, at the mailing address shown on the Form of Exercise of Subscription Rights. You may deliver the subscription documents and payment by overnight delivery or first class mail. If first class mail is used, we recommend using registered mail, properly insured, with return receipt requested.

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If you are a beneficial owner of shares that are registered in the name of a custodian bank, broker, dealer or other nominee, you will not receive a Subscription Rights Certificate. You should instruct your custodian bank, broker, dealer or other nominee to exercise your subscription rights on your behalf. Please follow the instructions of your nominee, who may require that you meet a deadline earlier than 5:00 p.m., New York City time, on ____________, 2011.

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If you cannot deliver the applicable subscription materials to the Subscription Agent prior to the expiration of the rights offering, you may participate in the rights offering by following the guaranteed delivery procedures described under “The Rights Offering — Guaranteed Delivery Procedures” in this prospectus.

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To be effective, any payment related to the exercise of basic subscription rights and over-subscription privileges must clear prior to the expiration of the rights offering period. Therefore, if you choose to pay for shares by uncertified check and your check has not cleared prior to the Expiration Date of this rights offering, you will not have satisfied the conditions to exercise your subscription rights and will not receive the shares you wish to purchase.

Sale or Transfer of Subscription Rights
You may sell your subscription rights through a broker, custodian bank or other nominee. Transferees of rights will be entitled to exercise the basic subscription right in full and will be able to exercise the over-subscription privilege, with respect to those rights transferred to them. Although we intend to apply for listing of the subscription rights on the Nasdaq Global Market, the subscription rights will be a new issue of securities with no prior trading market, and we cannot provide you any assurances as to the liquidity of the trading market for the subscription rights. If the Nasdaq Global market listing application for the subscription rights is not accepted, we intend to proceed with the rights offering (subject to any applicable state law restrictions) and request that the rights trade on the Over-the-Counter Bulletin Board and on the Pink Sheets. We currently intend to proceed with the rights offering even if the rights are not accepted to trade on the Over-the-Counter Bulletin Board and on the Pink Sheets. There is no assurance that the application for listing of the subscription rights will be accepted.
Shares Outstanding Before the Rights Offering
As of September 30, 2010, 182,075,165 shares of our common stock were outstanding, without giving effect to (i) the 430,706,846 shares of common stock issuable upon conversion of the 555,000 shares of our Class B preferred stock outstanding, and (ii) the 6,399,992 shares of common stock that have been reserved for issuance under our 2002 Stock Incentive Plan. The shares of our Class D preferred stock issuable upon exercise of the subscription rights are a new issue of securities, and as such, there were no shares of Class D preferred stock outstanding prior to this rights offering.
As adjusted to reflect the reverse split, as of September 30, 2010, approximately 9,103,758 shares of our common stock would have been outstanding, without giving effect to (i) the 21,535,342 shares of common stock issuable upon conversion of the 555,000 shares of our Class B preferred stock outstanding, and (ii) the 319,999 shares of common stock that have been reserved for issuance under our 2002 Stock Incentive Plan. The shares of our Class D preferred stock issuable upon exercise of the subscription rights are a new issue of securities, and as such, there were no shares of Class D preferred stock outstanding prior to this rights offering.
As of September 30, 2010, 555,000 shares of our Class B preferred stock and 225,000 shares of our Class C preferred stock were outstanding.
Shares Outstanding After the Rights Offering
The shares of ____ Class D preferred stock issuable upon exercise of the rights will not be convertible into shares of our common stock. Accordingly, the rights offering will not dilute your percentage ownership of our shares of common stock or otherwise affect the number of our shares of common stock outstanding.
After the rights offering, as adjusted to reflect our reverse stock split, (i) approximately 9,103,758 shares of our common stock would remain outstanding, without giving effect to (a) the 21,535,342 shares of common stock issuable upon conversion of the 555,000 shares of our Class B preferred stock outstanding, and (b) the 319,999 shares of common stock that have been reserved for issuance under our 2002 Stock Incentive, (ii) 555,000 shares of our Class B preferred stock would remain outstanding, (iii) 225,000 shares of our Class C preferred stock would remain outstanding and (iv) up to 9,103,758 shares of our Class D preferred stock would be outstanding. The number of shares of common stock outstanding will not change after the rights offering as no additional shares of common stock are being offered in the rights offering. The number will reflect the one for twenty reverse split as well as the cashing out of fractional shares from the one for twenty reverse split.
U.S. Federal Income Tax Considerations
We intend to take the position that the distribution of subscription rights will be a non-taxable distribution to holders of our common stock for U.S. federal income tax purposes. This position, however, is not binding on the IRS or the courts, and if this position is finally determined by the IRS or a court to be incorrect, the distribution of the subscription rights would be taxable to U.S. holders of our common stock. For U.S. federal income tax purposes, you should not recognize income or loss upon receipt or exercise of a subscription right. You should consult your own tax advisor as to the U.S. federal income tax consequences to you of the receipt, exercise or lapse of the subscription rights in light of your particular circumstances. For a more detailed discussion, see “Certain Material U.S. Federal Income Tax Consequences” in this prospectus.
Fees and Expenses
We will pay the fees and expenses related to the rights offering, including the fees and expenses of the Subscription Agent and the Information Agent.
Subscription Agent
American Stock Transfer & Trust Company
Information Agent
______________
Our address
Our principal executive offices are located at 13865 Sunrise Valley Drive, Herndon, VA 20171. Our telephone number is (703) 547-2000 and our website domain address is www.xo.com. The information contained on our website is not part of this prospectus.

RISK FACTORS

AN INVESTMENT IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK.  You should carefully consider the risks described below and the other information included or incorporated by reference in this prospectus including, without limitation, the information provided in our Definitive Proxy Statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on April 30, 2010, our Annual Report on Form 10-K for the year ended December 31, 2009, our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2010, June 30, 2010 and September 30, 2010, all 2010 Current Reports on Form 8-K and the risks we have highlighted in other sections of this prospectus in evaluating an investment in the shares of our Class D preferred stock. If any of the following risks, or any other risks not described below, actually occur, it is likely that our business, financial condition, and/or operating results could be materially adversely affected. In such case, the trading price and market value of our Class D preferred stock could decline and you may lose part or all of your investment. The risks and uncertainties described below include forward-looking statements and our actual results may differ from those discussed in these forward-looking statements. You should carefully read and consider these risk factors together with all of the other information included in this prospectus and all information incorporated by reference before you decide to exercise your subscription rights to purchase the shares in whole or in part.

Risks Related to Liquidity, Financial Resources, and Capitalization

We have incurred a net loss from operations in the past and may not generate funds from operations or financing activities sufficient to meet all of our operating or capital cash requirements and, if we are unable to meet our needs for additional funding in the future, we may be required to limit, scale back or cease our operations.

For each period since inception, we have incurred net losses from operations. For 2009, 2008 and 2007 our net losses from operations were $47.2 million, $84.8 million and $110.1 million, respectively. For the nine months ended September 30, 2010 our net loss from operations was $8.6 million. Our negative free cash flow (cash flow from operations less our capital expenditures) was $50.4 million, $145.3 million and $75.6 million for 2009, 2008 and 2007, respectively, and $56.9 million for the nine months ended September 30, 2010.

In 2008, after an extensive review of our business and operations with the assistance of outside advisers, we commenced an enterprise-wide “transformation plan” intended to enhance shareholder value through focusing on improving service delivery, accelerating Broadband revenue growth, and reducing our operating costs. In conjunction with this implementation, we have invested in new network infrastructure and have sought to develop new service offerings and to expand our customer base in high-growth markets. While this transformation plan has required, and will continue to require, significant capital expenditures, we continue to believe that it is the optimal way, and perhaps the only way, for us to remain competitive in the long term with much larger telecommunications and cable companies. In this regard, we will continue to require significant capital expenditures to enhance, maintain and operate our fiber network. We also believe that in the current economic environment and the highly competitive telecommunications industry, certain opportunities may exist today that may not recur such as, but not limited to, the acquisition of other telecommunications service providers.

On October 8, 2010, XO Communications, LLC, a wholly owned subsidiary of the Company, entered into a Revolving Promissory Note with Arnos, an affiliate of the Chairman, pursuant to which Arnos provided the Company access to $50.0 million at an annual interest rate equal to the greater of LIBOR plus 525 basis points or 6.75%. The Revolving Promissory Note includes a fee of 0.75% on undrawn amounts and matures on the earliest of (i) October 8, 2011, (ii) the date on which any financing transaction, whether debt or equity, is consummated by the Company or certain of its affiliates in an amount equal to or greater than $50.0 million, which could include the rights offering, or (iii), at the Company’s option, a date selected by the Company that is earlier than October 8, 2011. The Company entered into the Revolving Promissory Note as it pursues long-term financing to, in part, allay potential concerns regarding the Company’s ability to invest in its transformation plan while retaining cash levels sufficient to fund its ongoing operations.

Based on our current level of operations, we believe that cash flow from operations, cash on hand, marketable securities and cash available from the Revolving Promissory Note will enable us to meet our working capital and other obligations for at least the next 12 months. However, we believe that additional capital is necessary to continue to implement our transformation plan and also give us the resources to take advantage of opportunities which may arise for strategic growth and to repay amounts, if any, outstanding when due under the terms of the Revolving Promissory Note. Our ability to fund our capital needs depends on our future operating performance and cash flow, which are subject to prevailing economic conditions and other factors, many of which are beyond our control. Heretofore, we have not generated sufficient free cash flows to allow us to continue to fully fund our transformation plan or to pursue other strategic opportunities. Accordingly, we believe it is necessary to raise additional capital.

We continue to monitor the impact of macro-economic conditions on our business. Potential negative aspects include a general slowdown in the demand for telecommunications services, delayed IT and other projects that have telecommunications needs, elongated sales cycles on the part of our customers, higher involuntary churn, and delayed payments from customers.

If we are unable to raise additional capital, we may not generate sufficient funds from operations to execute our transformation plan or to pursue other strategic opportunities. Consequently, we may be required to delay or reduce the scope of our capital expenditure activities, eliminate certain expenditures on long-term initiatives and/or implement cash preservation measures. In such a capital restricted situation, we may be forced to sell assets or securities or raise capital on an untimely or unfavorable basis, including through the issuance of securities that are senior to the Class D preferred stock.

We have chosen to raise up to $200.0 million in new capital through a rights offering for non-convertible preferred stock as a means of increasing capital in our Company without diluting the ownership interests of our stockholders and without subjecting us to unduly burdensome restrictive covenants and other negative consequences associated with incurring high yield debt. There can be no assurance that the rights offering will be successful.

We may seek additional financing to acquire capital assets in support of our operations, to capitalize on opportunities which may arise to enhance our competitive position, or for general corporate purposes.

Whether or not the rights offering is fully subscribed, we may seek additional financing (debt or equity) to operate and grow our business, including, without limitation, the possibility of an additional rights offering, including for securities that are senior to the Class D preferred stock. There can be no assurance that such financing will be available on terms acceptable to us or at all. If available financing is limited or we are forced to fund our operations at a higher cost, we may need to curtail our business activities or increase our cost of financing, both of which could have an adverse effect on our operating results and financial condition.

The continuing effects of recent economic conditions could negatively impact our operating results and financial condition.

Unfavorable general economic conditions, including the recent recession in the United States and the ongoing uncertainty affecting the banking system and financial markets, could negatively affect our business. Although it is difficult to predict the impact of general economic conditions on our business, these conditions could adversely affect the affordability of, and customer demand for, some of our products and services and could cause customers to delay or forgo purchases of our products and services. One or more of these circumstances could cause our revenue to decline. Also, our customers may not be able to obtain adequate access to credit, which could affect their ability to make timely payments to us. Additionally, our business is dependent on third-party suppliers for hardware, software and services integral to our business. If these suppliers encounter financial difficulties, their ability to supply hardware, software and services to us may be curtailed. If we are unable to quickly identify suitable alternatives, we may incur significant additional costs or may not be able to provide certain products or services to customers. For these reasons, among others, if the current economic conditions persist or worsen, this could adversely affect our operating results and financial condition.

Risks Related to our Operations

Our rights to use the fiber that makes up our network may be affected by the financial health of, or disputes with, our fiber providers.

We possess rights to the fiber that is included in our networks, particularly in our inter-city network, through long-term leases or IRU agreements. A bankruptcy or financial collapse of one of these fiber providers could result in a loss of our rights under such leases and IRUs. If this were to occur, it could have a negative impact on the integrity and quality of our network, on our ability to expand the capacity of our network, and ultimately on our results of operations. If one or more of our fiber providers, as a result of a dispute with us, were to prevent us from lighting more fiber, such actions could have similar negative impacts on our operations and results.

We depend on third-parties for the performance of certain network services and business operations.

If any of the above referenced third parties fail to fully perform their obligations, were to experience significant reduction in quality, or terminate their agreements with us, such actions could increase our capital and operating expense outlays and negatively impact our results of operations. Furthermore, our network is made up of hardware and software provided by various third parties, including Cisco, Juniper, Nortel, Sonus, and Broadsoft. We are continually adding new hardware and software into our network as we expand or replace older equipment. In addition, we receive periodic hardware and software updates from our vendors. To operate effectively, all the various network elements must operate smoothly. Although we test new equipment before we add it to our network, there can be no assurance testing will identify all potential problems. To the extent that problems arise from third party hardware or software including interoperability with other network elements, the performance of our network may diminish.

We use third parties to perform certain aspects associated with operating our network, including the signaling associated with completing voice calls. Additionally, we rely on third parties, including other carriers and equipment vendors, to perform certain maintenance and repair network services for us, including routine maintenance and repair work to correct network outages that may occur from time to time. If these third parties do not perform the specified services required under the terms of our contracts with them, or in a timely manner, the performance of our network could be adversely impacted.

If any of the above referenced third parties fail to fully perform their obligations, were to experience significant reduction in quality, or terminate their agreements with us, such actions could increase our capital and operating expense outlays and negatively impact our results of operations. We may not be able to locate alternative providers of such services or do so at economical rates.

Certain aspects of our service delivery, billing services and other support functions are outsourced to third party providers. As part of our transformation plan, we continue to consider and review outsourcing additional processes. If any of these third-party providers were to experience significant interruptions in their business operations or terminate their agreements with us, our own processing could be materially and adversely affected for an indefinite period of time. There can be no assurance that we would be able to locate alternative providers of such services or that we could do so at economical rates.

The failure of one or more of our operations support centers could impair our ability to retain customers, provision their services, or result in increased capital expenditures.

In the event of a substantial failure of one or more of our operations support centers, our disaster recovery framework is not fully redundant and may not permit the timely recovery of our complete systems operations and/or performance of critical aspects of our services for an extended period. We may incur and/or suffer the costs, delays and customer complaints associated with system failures and may not be able to efficiently and accurately provision new orders for services on a timely basis to begin to generate revenue related to those services.

We may not be able to continue to connect our network to ILEC networks or to maintain Internet peering arrangements on economically viable terms, which could impair our growth and performance.

We need interconnection agreements with ILECs in order to connect our customers to the Public Switched Telephone Network. If we are unable to renegotiate or maintain interconnection agreements in all of our markets on economically viable terms, it could adversely affect our ability to provide services in the affected markets or our ability to provide services on a price-competitive basis. We maintain peering agreements with various ISPs that allow us to exchange internet traffic with these providers. These exchanges are made under short-term contracts and may be made without the payment of settlement charges by either party (“settlement-free peering”) or may specify the payment of fees by one party to the other (“paid peering”). In the future, ISPs may change the terms of these peering relationships; including reducing or eliminating peering relationships, establishing more restrictive criteria for settlement-free peering, or imposing new or larger fees. Increases in costs associated with the exchange of internet traffic could adversely affect our margins for internet based services. We may not be able to renegotiate or maintain peering arrangements on economically viable terms, which could impair our growth and performance.

We may not be able to adequately protect our intellectual property or rights to licenses for use of third-party intellectual property, and may be subject to claims that we infringe the intellectual property of others, which could substantially harm our business.

We rely on a combination of patents, copyrights, and other proprietary technology that we license from third parties. We have been issued several United States and foreign trademarks and may consider filing for additional trademarks in the future. We have also been issued one United States patent, with a second United States application pending, and may consider filing for additional patents in the future. However, we cannot assure that any additional patents or trademarks will be issued or that our issued patent or trademarks will be upheld in all cases. We cannot guarantee that these and other intellectual property protection measures will be sufficient to prevent misappropriation of our trademarks or technology or that our competitors or licensors will not independently develop technologies that are substantially equivalent to or superior to ours. In addition, the legal systems in many other countries do not protect intellectual property rights to the same extent as the legal system of the United States. If we are unable to adequately protect our proprietary interests and business information or our present license arrangements, our business, financial condition and results of operations could be adversely affected. Furthermore, the dependence of the telecommunications industry on proprietary technology has resulted in frequent litigation based on allegations of the infringement of patents and other intellectual property. In the future, we may be subject to litigation to defend against claimed infringement of the rights of others or to determine the scope and validity of the proprietary rights of others.

Future litigation also may be necessary to enforce and protect our trade secrets and other intellectual property rights. Any intellectual property litigation could be costly and cause diversion of management’s attention from the operation of our business. Adverse determinations in any litigation could result in the loss of proprietary rights, subject us to significant liabilities or require us to seek licenses from third parties that may not be available on commercially reasonable terms, if at all. We could also be subject to court orders preventing us from providing certain services in connection with the delivery of services to our customers.

Our spectrum licenses may not be renewed upon expiration, which could harm our business.

Our spectrum licenses in the Local Multipoint Distribution System (“LMDS”) and 39 GHz bands are granted for ten-year terms. The renewal dates for our ten 39 GHz licenses are in 2010. The FCC granted renewal of all 90 of our 28 GHz licenses that were up for renewal in 2008.

In order to secure renewal of our LMDS licenses, we must generally be in compliance with all relevant FCC rules and demonstrate that we are providing “substantial service” in our licensed areas. During 2008, the FCC granted our extension request to demonstrate substantial service until June 1, 2012 for the 48 LMDS licenses for which we sought an extension. As of June 30, 2009, substantial service showings for our remaining 43 LMDS licensed markets have been approved by the FCC. Failure to demonstrate substantial service in any licensed market could have an adverse effect on our operations and financial results. While management expects that we will be able to secure FCC approval for renewal of our 39 GHz licenses in 2010 as well as approval of any substantial service filings in relation to the 48 licenses for which we received an extension until 2012 to demonstrate substantial service, there is no assurance that we will receive such FCC approvals.

Risks Related to Competition and our Industry

The telecommunications industry is highly competitive, and has experienced the consolidation of many existing competitors and the introduction of significant new competitors. If we are not able to successfully compete against existing and new competitors, our financial condition could be materially and adversely affected.

The communications industry is highly competitive. We compete with AT&T, Verizon, Qwest Communications, Level 3 Communications, other ILECs and CLECs, cable operators and a host of other competitors in the provision of network services. Many of these competitors generate greater revenue, and possess significantly greater assets and financial resources than us, especially in light of mergers between AT&T and SBC, Verizon and MCI, and AT&T and Bell South. The significant financial resources of our larger competitors enable greater capability in deploying new technologies, new product offerings and enhanced service levels. In addition, we expect increased competition from the entry of non-traditional telecommunications companies, such as cable television companies, microwave carriers, wireless telephone system operators and private networks built by large end-users, into our metropolitan markets. If we are not able to successfully compete against our larger competitors and the new entrants into the telecommunications market, our financial condition and results of operations could be materially and adversely affected.

We face intense price competition in the market for network services which could result in adverse effects on our revenues, future cash flows, growth and profitability.

We compete with AT&T, Verizon, Qwest Communications, Level 3 Communications, other ILECs and CLECs, cable operators and a host of other competitors in the provision of network services. Many of these competitors have high-capacity, IP-based fiber-optic networks capable of supporting large amounts of data, IP and voice traffic. Some of these competitors claim certain cost structure advantages that, among other factors, may allow them to offer services at a price below that which we can offer profitably.

As a result of increasing competitive forces, including technological advances, service providers have reduced the prices charged for network services in recent years. Additionally, in light of past and potential future industry consolidations we face significant price and service competition with respect to our network services from these incumbents, which are the largest incumbent carriers in the United States, as well as from many other large telecommunications service providers that are the dominant competitors in all of our service areas. We expect to continue experiencing downward pricing pressure with respect to our network service offerings. Our ability to reduce prices in response to competitive pressures may be limited by our reliance on some of our principal competitors to provide key network elements that we need to provide network services, our ability to successfully deploy technologies that improve our network operating efficiencies, and our ability to continue to drive other cost structure improvements. If we are unable to competitively price our services to meet marketplace demand, we could experience adverse effects on revenues, future cash flows, growth and profitability.

Our success is highly dependent on our ability to retain and recruit talented employees.

We depend on the performance of our executive officers and key sales, engineering, and operations personnel, many of whom have significant experience in the telecommunications industry. If we were to experience the loss of a significant number of our professionals in the future, it could adversely affect our results of operations, including our ability to continue performing certain functions and to complete certain initiatives in accordance with our existing budgets and operating plans. To attract and retain the number of employees we need to grow our business, we may have to increase our compensation levels or incur higher recruiting costs in the future.

We have substantial business relationships with several large telecommunications carriers, and some of our customer agreements may not continue due to financial difficulty, acquisitions, non-renewal, or other factors, which could materially and adversely affect our revenue and results of operations.

We have substantial business relationships with several large telecommunications carriers for whom we provide wireless, local and long distance transport services. However, as of December 31, 2009, we did not have any individual customers who generated more than ten percent of our total revenue. The highly competitive environment and the industry consolidation in the long distance and wireless markets has challenged the financial condition and growth prospects of some of our carrier customers, and has caused such carrier customers to optimize the telecommunications capacity that they use among competing telecommunications services providers’ networks, including ours. Replacing this revenue may be difficult because individual enterprise and small to medium business customers tend to place smaller service orders than our larger carrier customers. In addition, pricing pressure on services that we sell to our carrier customers may challenge our ability to grow revenue from carrier customers. As a result, if our larger carrier customers terminate the services they receive from us, our revenues and results of operations could be materially and adversely affected.

We may not be able to maintain favorable terms for our leased fiber or maintenance agreements.

We possess rights to the fiber that is included in our networks, particularly in our inter-city network, through long-term leases or IRU agreements. Additionally, we rely on third parties, including other carriers, to perform certain maintenance and repair network services for us. An inability to continue these relationships and to renew these agreements under similar terms, or to find suitable alternative solutions, could negatively impact our network and increase related costs and expenses, make it more difficult to provide competitively-priced services to our customers, increase our capital and operating expense outlays and, ultimately, adversely affect our operating results.

Technological advances and regulatory changes are eroding traditional barriers between formerly distinct telecommunications markets, which could increase the competition we face and put downward pressure on prices, which could impair our results.

New technologies and regulatory changes are blurring the distinctions between traditional and emerging telecommunications markets. Additionally, some of our biggest competitors have been freed from certain regulatory requirements that required such competitors to make certain elements of their networks available to CLECs on just, reasonable, and non-discriminatory rates, terms and conditions. Furthermore, the increasing importance of data services has focused the attention of most telecommunications companies on this growing sector. This increased competition could impair our prospects, put downward pressure on prices and adversely affect our operating results.

We are subject to comprehensive and continually evolving regulation, which could increase our costs and adversely affect our ability to implement our business plan.

XO Holdings and some of our services and facilities are regulated by the FCC, states, local zoning authorities, and other governmental entities in a regulatory environment that is becoming more challenging for CLECs. These regulators routinely conduct rulemaking proceedings and issue interpretations of existing rules. These regulatory proceedings could impose additional obligations on us, give rights to competitors, increase our costs, and otherwise adversely affect our ability to implement our business plan. Attempts to limit the basic competitive framework of the Telecom Act could be detrimental to the successful implementation of our business plan.

Risks Related to our Common Stock

An entity owned and controlled by our Chairman is our majority stockholder.

As disclosed in amendments to its Schedule 13D filed with the SEC by the Chairman and certain affiliated entities, the Chairman beneficially owns approximately 91% of the aggregate vote of shares of XO Holdings. As a result, the Chairman has the power to elect all of our directors. Under applicable law and our Certificate of Incorporation and Bylaws, certain actions can be taken with the approval of holders of a majority of our voting stock, including mergers, sale of substantially all of our assets and amendments to our Certificate of Incorporation and Bylaws.

Future sales or issuances of our common stock could adversely affect our stock price and/or our ability to raise capital.

Future sales or issuances of substantial amounts of our common stock, or the perception that such sales or issuances could occur, could adversely affect the prevailing market price of the common stock and our ability to raise capital. As of September 30, 2010, there were 182,075,165 shares of our common stock outstanding, with additional common shares potentially issuable based on the exercise of stock options or conversion of preferred stock. As adjusted to reflect the reverse split, as of September 30, 2010, approximately 9,103,758 shares of our common stock would have been outstanding with additional common shares potentially issuable based on the exercise of stock options or conversion of preferred stock.

There are options outstanding to purchase 6.4 million shares of our common stock that have been reserved for issuance under the XO Communications, Inc. 2002 Stock Incentive Plan as of September 30, 2010. Unless surrendered or canceled earlier under the terms of the 2002 Stock Incentive Plan, those options will begin to expire in 2013. In addition, the 2002 Stock Incentive Plan authorizes future grants of options to purchase our common stock, or awards of our restricted common stock, with respect to 9.1 million additional shares of our common stock.

On July 25, 2008, 555,000 shares of our Class B preferred stock were issued to affiliates of our Chairman for an aggregate purchase price of $555.0 million. These shares are convertible at the option of the holder into shares of our common stock. As of September 30, 2010, the Class B preferred stock was convertible into 430,706,846 shares of our common stock. However, pursuant to the terms of the Class B preferred stock, the number of shares of common stock into which the Class B preferred stock is convertible increases quarterly unless we elect to pay cash dividends in lieu of such accretion for any quarterly period. All of the Class B preferred stock is held by various affiliates of the Chairman. The holders of the Class B preferred stock have the right to require us to register for resale the Class B preferred stock and the shares of common stock into which it is convertible under the Securities Act, and to include such preferred stock and/or common stock in certain registration statements filed by us from time to time. As of September 30, 2010, none of the Class B preferred stock shares have been registered.

Our common stock may be affected by limited trading volume and may fluctuate significantly.

Currently our common stock is quoted on the Over-the-Counter Bulletin Board and on the Pink Sheets under the ticker symbol “XOHO.OB”. While we intend to apply for listing of our common stock on the Nasdaq Global Market under the symbol “____” prior to the issuance of rights, there is no assurance that the application for listing of our common stock will be accepted. If the listing application is not accepted, we intend to proceed with the rights offering (subject to any applicable state law restrictions) and our common stock will continue to be quoted on the Over-the-Counter Bulletin Board and on the Pink Sheets under the ticker symbol “XOHO.OB”.

The trading volume of our common stock developed to date is limited by the fact that many major institutional investment funds and mutual funds, as well as many individual investors, follow a policy of not investing in Over-the-Counter Bulletin Board and/or Pink Sheets stocks and, moreover, certain major brokerage firms restrict their brokers from recommending such stocks because they are considered speculative, volatile and thinly traded. The Over-the-Counter Bulletin Board and Pink Sheets market is an inter-dealer market and is much less regulated than the major stock exchanges, and trading in our common stock is potentially subject to abuses, volatilities and shorting.

In addition, there has been a limited public market for our common stock, and an active trading market for our common stock may not develop. As a result, this could reduce our stockholders’ ability to sell our common stock in short time periods, or possibly at all. Our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations which could reduce the market price of our common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially.

Our application for listing our common stock and subscription rights on the Nasdaq Global Market may not be approved.

If we are for any reason unsuccessful in listing our common stock and the related subscription rights on the Nasdaq Global Market and therefore do not receive the benefit of the Blue Sky Exemption, we intend to proceed with the rights offering (subject to any applicable state law restrictions) and our common stock will continue to be quoted on the Over-the-Counter Bulletin Board and on the Pink Sheets under the ticker symbol “XOHO.OB”. We will apply for qualification of this rights offering with certain state securities commissions. We currently intend to proceed with the rights offering even if we do not receive qualification for this rights offering from certain state securities commissions. Prior to the commencement of this rights offering, we will advise residents of any such state if the securities commission in that state has disapproved this rights offering or has imposed any conditions or limitations on this rights offering in such state. Such disapproval would result in holders of rights in that state not being able to exercise their rights in this rights offering, and such conditions or limitations could affect the terms of this rights offering with respect to holders of rights in that state. We have the discretion to delay or to refuse to distribute any shares you may elect to purchase through the exercise of rights if we deem it necessary to comply with applicable securities laws, including state securities and blue sky laws.

We do not anticipate paying dividends on our common stock.

We do not anticipate paying any cash dividends on our common stock in the foreseeable future. We currently anticipate that we will use all of our available cash, if any, to continue to implement our transformation plan (which includes the acquisition of capital assets in support of our operations), to take advantage of opportunities which may arise to enhance our competitive position, to repay amounts, if any, outstanding when due under the terms of the Revolving Promissory Note and for general corporate purposes. Any payment of future cash dividends will be at the discretion of our board of directors and will depend upon, among other things, our earnings, financial condition, capital requirements, level of indebtedness, statutory and contractual restrictions applying to the payment of dividends and other considerations that our board of directors deems relevant.

Risks Related to the Rights Offering

This rights offering may cause the trading price of our common stock to decrease immediately, and this decrease may continue.

The offering price, the number of shares we propose to issue, and the number of shares of our Class D preferred stock actually issued if we complete the rights offering, may result in an immediate decrease in the market value of our common stock. This decrease may continue after the completion of the rights offering.

There may not be a trading market for the subscription rights.

Although we intend to apply for listing of the subscription rights on the Nasdaq Global Market, the subscription rights will be a new issue of securities with no prior trading market, and we cannot provide you any assurances as to the liquidity of the trading market for the subscription rights. If the listing application for the subscription rights is not accepted, we intend to proceed with the rights offering (subject to any applicable state law restrictions) and request that the rights trade on the Over-the-Counter Bulletin Board and on the Pink Sheets. We currently intend to proceed with the rights offering even if the rights are not accepted to trade on the Over-the-Counter Bulletin Board and on the Pink Sheets. There is no assurance that the application for listing of the subscription rights will be accepted. Unless indicated otherwise, the subscription rights are transferable until 5:00 p.m., New York City time, on the last business day prior to the Expiration Date, at which time they will expire, and therefore, will be no longer transferable. We are not responsible if you elect to sell your subscription rights and no public or private market exists to facilitate the purchase of subscription rights. Any subscription rights not exercised by the Expiration Date will expire without any payment to the holders of those unexercised subscription rights.

If you do not act promptly and follow the subscription instructions, we will reject your exercise of subscription rights.

If you desire to purchase shares in the rights offering, you must act promptly to ensure that the Subscription Agent actually receives all required forms and that all payments clear before the expiration of the rights offering at 5:00 p.m., New York City time, on ___________, 2011, unless extended by us to a date no later than ____________, 2011. If you are a beneficial owner of shares of our common stock, you must act promptly to ensure that your broker, dealer, custodian bank, or other nominee acts for you and that all required forms and payments are actually received by the Subscription Agent before the expiration of the rights offering. We are not responsible if your nominee fails to ensure that the Subscription Agent receives all required forms and payments before the expiration of the rights offering. We are also not responsible if you fail to complete and sign the required subscription forms, send an incorrect payment amount, or otherwise fail to follow the subscription procedures that apply to your exercise of your subscription rights prior to the expiration of the rights offering. Neither we nor the Subscription Agent undertake any action to contact you concerning an incomplete or incorrect subscription form or payment, nor are we under any obligation to correct such forms or payment. We have the sole discretion to determine whether or not a subscription exercise properly complies with the subscription procedures.

If you make payment of the subscription price by uncertified check, your check may not clear in sufficient time to enable you to purchase shares in the rights offering.

Any uncertified check used to pay for shares to be issued in this rights offering must clear prior to the Expiration Date of this rights offering, and the clearing process may require several business days. If you choose to exercise your subscription rights, in whole or in part, and to pay for shares by uncertified check and your check has not cleared prior to the Expiration Date of this rights offering, you will not have satisfied the procedures to exercise your subscription rights and will not receive the shares you wish to purchase.

You may not receive all of the shares for which you subscribe pursuant to the over-subscription privilege.

To the extent any holders of rights (including holders who acquired rights by purchasing rights from others) do not exercise their basic subscription right in full, then holders of rights (including holders who acquired rights by purchasing rights from others) will be entitled to exercise an over-subscription privilege, subject to certain limitations and subject to allotment, to purchase a portion of the number of shares, if any, that are not purchased by our other stockholders or their transferees through the exercise of their basic subscription right at the same subscription price of $___ per share. If over-subscription requests exceed the number of shares available, we will allocate the available shares pro rata among the holders of rights (including holders who acquired rights by purchasing rights from others) exercising the over-subscription privilege in proportion to the number of rights properly exercised by such holder as of the Expiration Date of the rights offering, relative to the number of rights properly exercised as of the Expiration Date of the rights offering by all holders of rights exercising the over-subscription privilege (including holders who acquired rights by purchasing rights from others). You may not receive any or all of the number of shares for which you over-subscribed. If the pro rated number of shares allocated to you in connection with your over-subscription privilege is less than your over-subscription request, then the excess funds held by us on your behalf will be returned to you, without interest or penalty, as soon as practicable after the rights offering has expired and all prorating calculations and reductions contemplated by the terms of the rights offering have been effected, and we will have no further obligations to you. You do not have to exercise your basic subscription right in full in order to exercise your over-subscription privilege. However, because shares available pursuant to the over-subscription privilege, if any, will be allocated based on the number of rights exercised, your ability to subscribe for shares pursuant to the over-subscription privilege will be maximized to the extent that you exercise your basic subscription right (including by purchasing rights from other holders and exercising those rights).

We intend to take the position that the distribution of subscription rights will be a non-taxable distribution to you.

We intend to take the position that the distribution of the subscription rights in this rights offering will be a non-taxable distribution under Section 305(a) of the Internal Revenue Code of 1986, as amended (the “Code”). This position, however, is not binding on the IRS or the courts. If the rights offering is deemed to be part of a “disproportionate distribution” under Section 305 of the Code, your receipt of subscription rights in this offering may be treated as the receipt of a taxable distribution to you equal to the fair market value of the subscription rights. Any such distribution would be treated as dividend income to the extent of our current and accumulated earnings and profits, if any, with any excess being treated as a return of capital to the extent thereof and then as gain from the disposition of our common stock. Please see the discussion of the “Certain Material U.S. Federal Income Tax Consequences” in this prospectus for additional information. Each holder of common stock is urged to consult his, her or its own tax advisor with respect to the particular tax consequences of this rights offering.

Exercises of subscription rights are irrevocable.

All exercises of subscription rights are irrevocable, even if you later learn information that you consider to be unfavorable to the exercise of your subscription rights. You should not exercise your subscription rights unless you are certain that you wish to purchase the shares in the rights offering. Exercising subscription rights may commit you to buying shares of Class D preferred stock at a price above the prevailing market price of the shares of Class D preferred stock issuable upon exercise of the rights (to the extent there even exists a public market for the Class D preferred stock).

There is no obligation for our directors or executive officers to subscribe for any shares in the rights offering.

None of our directors and none of our executive officers have an obligation to subscribe for any shares in the rights offering.

Because our management will have broad discretion over the use of the net proceeds from the rights offering, you may not agree with how we use the proceeds, and we may not invest the proceeds successfully.

Although we plan to use the proceeds of this offering, if any, to continue to implement our transformation plan (which includes the acquisition of capital assets in support of our operations), to take advantage of opportunities which may arise to enhance our competitive position, to repay amounts, if any, outstanding when due under the terms of the Revolving Promissory Note and for general corporate purposes, we will not be restricted to such use and will have broad discretion in determining how the proceeds of this offering will be used. Our discretion is not substantially limited by the uses set forth in this prospectus in the section entitled “Use of Proceeds.” While our board of directors believes the flexibility in application of the net proceeds is prudent, the broad discretion it affords entails increased risks to the investors in this rights offering. Investors in this rights offering have no current basis to evaluate the possible merits or risks of any application of the net proceeds of this offering. Our stockholders may not agree with the manner in which we choose to allocate and spend the net proceeds. It is possible that we may invest the proceeds in a way that does not yield a favorable, or any, return for us.

Risks Related to our Class D Preferred Stock

The Company’s Class D preferred stock ranks pari passu with the Class B preferred stock and Class C preferred stock.

The Class D preferred stock will rank senior to the Company’s common stock, and pari passu with the Company’s Class B preferred stock and Class C preferred stock with respect to rights to participate in distributions or payments in the event of any voluntary or involuntary liquidation, winding up or dissolution of the Company. The Company may in the future issue one or more series of preferred stock that ranks senior to, junior to, or pari passu with, the Company’s Class D preferred stock. There can be no assurance that in the event of any voluntary or involuntary liquidation, winding up or dissolution of the Company, the Company will be able to make distributions or payments in full to all the holders of the Class B preferred shares, the Class C preferred shares and Class D preferred shares. In addition, there can be no assurance that the Company will not issue one or more series of preferred stock that will rank senior to, or pari passu with, the Class D preferred stock.

The dividends on the Company’s Class D preferred stock can be paid in kind.

The terms of the Class D preferred stock allow dividends on the Class D preferred shares to be paid in kind (“PIK”) and therefore allow the repayment of the principal and accrued dividends on the Class D preferred stock to be deferred until the final maturity of the Class D preferred stock. There can be no assurance that the Company will have enough capital to repay the full amount of the principal and accrued dividends when the payment of principal and accrued dividends on the Class D preferred stock become due.

The Company’s Class D preferred stock lacks covenants restricting the Company’s actions, giving the Company’s management broad discretion to use cash generated from this rights offering.

The terms of the Class D preferred stock do not contain restrictive covenants on the actions of the Company, therefore the Company’s management will have broad discretion to use cash generated from this rights offering. Management might not apply cash generated from the rights offering in ways that increase the value of your investment. The Company intends to use the proceeds of the rights offering, if any, to continue to implement its transformation plan (which includes the acquisition of capital assets in support of the Company’s operations), to take advantage of opportunities which may arise to enhance the Company’s competitive position, to repay amounts, if any, outstanding when due under the terms of the Revolving Promissory Note and for general corporate purposes. The Company has not allocated this cash for any specific purposes. There can be no assurance that the Company will use the proceeds from the rights offering for expenditures that will increase the value of the Company or that are otherwise in the interests of the holders of the Company’s capital stock.

There may not be a trading market for our shares of Class D preferred stock.

The Class D preferred stock is a new issue of security with no prior trading market and we cannot provide you any assurances as to the liquidity of the trading market for the Class D preferred stock. Accordingly, you may not be able to sell any shares of Class D preferred stock that you purchase in the rights offering at a price equal to or greater than $____ per share, the subscription price per share, or at all. We are not responsible if you elect to sell your Class D preferred stock and no public or private market exists to facilitate the sale of Class D preferred stock.

The future price of the shares of our Class D preferred stock may be less than the applicable per share subscription price.

If you exercise your subscription rights to purchase shares in the rights offering, you may not be able to sell the underlying shares of Class D preferred stock later at or above $____ per share, the subscription price per share. The actual market price of our Class D preferred stock could be subject to wide fluctuations in response to numerous factors, some of which are beyond our control. These factors include, among other things, actual or anticipated variations in our costs of doing business, operating results and cash flow, the nature and content of our earnings releases and our competitors’ earnings releases, changes in financial estimates by securities analysts, business conditions in our markets and the general state of the securities markets and the market for telecommunication company stocks, governmental legislation or regulation, currency and exchange rate fluctuations, as well as general economic and market conditions, such as downturns in our economy and recessions.

The subscription price determined for the rights offering and the dividend rate determined for the Class D preferred stock is not necessarily an indication of the fair value of the shares.

In determining the subscription price and the dividend rate of the Class D preferred stock, the board of directors considered a number of factors, including, without limitation:

•	the amount of proceeds desired to achieve our financing goals;

•	potential market conditions; and
•	the desire to provide an opportunity to our stockholders to participate in the rights offering on a pro rata basis.

While our board of directors considered these factors and others in determining the subscription price and dividend rate, there was no formula used in determining the subscription price or the dividend rate. The $________ per share price is not necessarily related to or reflective of our book value or our net worth.

You may not be able to sell any shares of Class D preferred stock that you purchase in the rights offering at a price equal to or greater than $___ per share. We cannot provide you any assurances as to the liquidity of the trading market for the shares of our Class D preferred stock issued in the rights offering. Accordingly, if you purchase shares at the subscription price, the market price of our Class D preferred stock may decline during or after the rights offering period and you may not be able to sell the shares of our Class D preferred stock in the future at the same price or a higher price than the price you paid in the rights offering, including any amounts you may pay for subscription rights you may purchase. We urge you to make your own assessment of our business and financial condition, our prospects for the future, and the terms of this rights offering.

You will not be able to sell the shares of our Class D preferred stock you buy in the rights offering until your account is credited with the applicable shares of Class D preferred stock.

We anticipate that your account will be credited with the shares of our Class D preferred stock that you purchase in the rights offering promptly after the Expiration Date of this rights offering, however, until your account is credited with these shares, you may not be able to sell these shares. The stock price of these shares may decline between the time you decide to sell your shares and the time you are actually able to sell your shares.

USE OF PROCEEDS

Assuming all of the shares of Class D preferred stock offered in the rights offering are subscribed for, we estimate that the net proceeds to us from the sale of the shares offered in the rights offering after deducting estimated offering expenses will be approximately $____________. We currently intend to use all of such proceeds to continue to implement our transformation plan (which includes the acquisition of capital assets in support of our operations), to take advantage of opportunities which may arise to enhance our competitive position, to repay amounts, if any, outstanding when due under the terms of the Revolving Promissory Note and for general corporate purposes. The net proceeds we receive from the sale of the shares offered in the rights offering will augment our existing cash and capital resources to better enable us to fully fund the requirements of our long term business plan and to pursue other strategic opportunities. However, our management will retain broad discretion in deciding how to allocate the net proceeds of this offering. The actual amounts and timing of our use of the net proceeds will depend upon market conditions and the availability of other funds, among other factors.

DESCRIPTION OF CAPITAL STOCK AND THE RIGHTS

Capital Stock

We are a Delaware corporation. The rights of our stockholders are governed by our Certificate of Incorporation and our Bylaws, each of which is incorporated herein by reference to the registration statement of which this prospectus forms a part and by the provisions of applicable law, including the Delaware General Corporation Law. The following summary of some of the material terms, rights and preferences of our capital stock is not complete. You should read our Certificate of Incorporation, which we refer to as our charter, and our Bylaws, for more complete information before you purchase any of our securities offered by this prospectus. You should read these documents, copies of which are available from us upon request at the address set forth under the caption “Where You Can Find More Information,” in order to more fully understand the terms of these securities.

Rights

This section describes the general terms and provisions of the rights. For further information about the rights and this rights offering, please see “The Rights Offering” in this prospectus.

  General

Each subscription right entitles the holder to a basic subscription right and an over-subscription privilege. Each basic subscription right will entitle the holder to purchase one (1) share of our Class D preferred stock per subscription right, subject to delivery of the required documents and payment of the subscription price of $___ per share, prior to the Expiration Date. To the extent any holders of rights (including holders who acquired rights by purchasing rights from others) do not exercise their basic subscription right in full, then holders of rights (including holders who acquired rights by purchasing rights from others) will be entitled to exercise an over-subscription privilege, subject to certain limitations and subject to allotment, to purchase a portion of the number of shares, if any, that are not purchased by our other stockholders or their transferees through the exercise of their basic subscription right at the same subscription price of $____ per share. If sufficient shares are available, we will seek to honor over-subscription requests in full. If, however, over-subscription requests exceed the number of shares available, we will allocate the available shares pro rata among the holders of rights (including holders who acquired rights by purchasing rights from others) exercising the over-subscription privilege in proportion to the number of rights properly exercised by such holder as of the Expiration Date of the rights offering, relative to the number of rights properly exercised as of the Expiration Date of the rights offering by all holders of rights exercising the over-subscription privilege (including holders who acquired rights by purchasing rights from others). If this pro rata allocation results in any holder of rights being allocated a greater number of shares than that holder subscribed for pursuant to the exercise of the over-subscription privilege, then such holder will be allocated only that number of shares for which the holder oversubscribed, and the remaining shares will be allocated among all other holders exercising the over-subscription privilege (including holders who acquired rights by purchasing rights from others) on the same pro rata basis described above. The proration process will be repeated until all shares have been allocated. Fractional shares resulting from the exercise of the over-subscription privilege will be eliminated by rounding down to the nearest whole share.

  Transferability

The subscription rights are transferable until 5:00 p.m. on the last business day prior to the Expiration Date of this rights offering. Transferees of rights will be entitled to exercise the basic subscription right in full and will be able to exercise the over-subscription privilege, with respect to those rights transferred to them. We intend to apply for listing of the transferable subscription rights on the Nasdaq Global Market under the symbol “_____” beginning on or about __________, 2010, until 5:00 p.m., New York City time, on the last business day prior to the scheduled Expiration Date. There is no assurance that the application for listing will be accepted.

Common Stock

This section describes the general terms and provisions of our common stock.

  General

Our charter provides that we may issue up to 1,000,000,000 shares of common stock, par value $0.01 per share. As of September 30, 2010, 182,075,165 shares of common stock were issued and outstanding. As adjusted to reflect the reverse split, as of September 30, 2010, approximately 9,103,758 shares of our common stock would have been outstanding. Our common stock trades on the Over-the-Counter Bulletin Board and in the Pink Sheets under the symbol “XOHO.OB”. On September 30, 2010, the last quoted sale price of our common stock was $0.60 per share. We intend to apply for listing of our common stock on the Nasdaq Global Market under the symbol “____” prior to the issuance of rights. There is no assurance that the application for listing of our common stock will be accepted. If the listing application is not accepted, we intend to proceed with the rights offering (subject to any applicable state law restrictions) and our common stock will continue to be quoted on the Over-the-Counter Bulletin Board and on the Pink Sheets under the ticker symbol “XOHO.OB”.

Our common stockholders are entitled to one vote for each share held of record on all matters to be voted on by stockholders. Except as provided by law, the Class B preferred stock and the Class C preferred stock vote together with our common stock as a single class. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect the entire board of directors. Holders of shares of common stock have no conversion, sinking fund, redemption or preemptive rights to subscribe for any of our securities. All of our outstanding shares of common stock are fully paid and non-assessable.

Subject to the preferential rights of any other shares of capital stock and to certain provisions of our charter, holders of shares of our common stock are entitled to receive dividend distributions if, as and when authorized and declared by the board of directors out of assets legally available and to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up after payment of, or adequate provision for, all of our known debts and liabilities.

  Dividend Policy

We do not intend to declare or pay, nor have we or our predecessor issuer ever declared or paid, any cash dividend on our common stock.

  Transfer Agent and Registrar

The transfer agent and registrar of our common stock is American Stock Transfer & Trust Company.

Preferred Stock

Under the terms of our charter, the board of directors is authorized, without any need for action by our stockholders, to issue shares of our preferred stock in one or more series. Each series will consist of the number of shares and have the rights, preferences, powers and restrictions, such as dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices and liquidation preferences, as the board of directors shall determine. The board of directors may issue preferred stock with voting or conversion rights that may have the effect of delaying, deferring or preventing a change in control of our company and that could adversely affect the market price of the common stock and the voting and other rights of the holders of common stock. We currently have 555,000 shares of Class B preferred stock outstanding and 225,000 shares of Class C preferred stock outstanding, and we intend to issue up to 9,103,758 shares of Class D preferred stock in connection with this rights offering. Each class of preferred stock is described below.

Description of Class B Preferred Stock

This section describes the general terms and provisions of our Class B preferred stock. The summary set forth below does not purport to be complete and is subject to and qualified in its entirety by reference to our charter, our certificate of designations relating to the Class B preferred stock, and our Bylaws, each of which has been filed with the SEC.

  General

In July 2008, in connection with, among other things, the retirement of all of our senior secured debt, we issued 555,000 shares of our Class B preferred stock. As of September 30, 2010, there were 555,000 shares of this class of preferred stock outstanding, all of which is held by affiliates of Mr. Carl Icahn, the chairman of our board of directors and our majority stockholder (the “Chairman”). For a complete description of the terms of the Class B preferred stock, please see a copy of the certificate of designations relating to the Class B preferred stock, a copy of which is available from us or from our filings with the SEC.

  Ranking

The Class B preferred stock ranks senior to our common stock and pari passu with our Class C preferred stock and will rank pari passu with our Class D preferred stock with respect to rights to participate in distributions or payments in the event of any voluntary or involuntary liquidation, winding up or dissolution of the Company. We may in the future issue one or more series of preferred stock that ranks senior to, junior to, or pari passu with, our Class B preferred stock.

  Dividends

On March 31, June 30, September 30 and December 31 of each year, our board of directors may at its sole discretion, cause a dividend with respect to the Class B preferred stock to be paid in cash to the holders in an amount equal to 1.75% of the liquidation preference, as in effect at such time (initially $1,000 per share), otherwise the liquidation preference will be adjusted and increased by an amount equal to 1.75% of the liquidation preference per share, as in effect at such time, that is not paid in cash to the holders on such date.

  Liquidation Preference

The liquidation preference of the Class B preferred stock was initially $1,000 per share. On March 31, June 30, September 30 and December 31 of each year, our board of directors may at its sole discretion, cause a dividend with respect to the Class B preferred stock to be paid in cash to the holders in an amount equal to 1.75% of the liquidation preference, as in effect at such time, otherwise the liquidation preference will be adjusted and increased by an amount equal to 1.75% of the liquidation preference per share, as in effect at such time, that is not paid in cash to the holders on such date. As of the date of this prospectus, the liquidation preference was $_______ per share. The accretion will continue until the shares are redeemed or converted into shares of our common stock, or until we liquidate, dissolve, or wind-up our affairs.

  Conversion Rights

The Class B preferred stock may be converted into shares of our common stock at the option of the holder to the extent an Excess Ownership Event does not occur as a result thereof. An “Excess Ownership Event” occurs when the Chairman or his affiliates beneficially own 90% or more of the outstanding shares of each class of our capital stock, of which class there are outstanding shares, that absent the provisions of Section 253 of the Delaware General Corporation Law (the “DGCL”), would be entitled to vote on a merger of the Company with or into such persons under the DGCL unless such ownership results solely from (i) a tender offer for all of the outstanding shares of our common stock by the Chairman or his affiliates wherein a majority of the outstanding shares of our common stock not held by the Chairman or his affiliates are tendered or (ii) a merger or acquisition transaction by the Chairman or his affiliates that has been approved by a special committee of our board of directors comprised of disinterested directors wherein the Chairman or his affiliates acquires all of our outstanding shares of common stock. The conversion price will be equal to the liquidation preference on the date of conversion, divided by $1.50, subject to certain anti-dilution adjustments.

  Redemption

We are not required to redeem any shares of Class B preferred stock, except upon a “change of control,” as defined in the certificate of designations for the Class B preferred stock. We also have the option to redeem the Class B preferred stock, in whole or in part, provided, that if we seek to redeem any Class B preferred stock on or prior to July 25, 2013, the market price of our common stock must exceed 250% of the then-applicable conversion price for 20 trading days in any period of 30 consecutive trading days. As of the date of this prospectus, we do not have the option to redeem the Class B preferred stock.

  Voting Rights

Each share of Class B preferred stock is entitled to the number of votes equal to the number of shares of our common stock into which it is then convertible. Except as provided by law, the Class B preferred stock votes together with our common stock as a single class.

Description of Class C Preferred Stock

This section describes the general terms and provisions of our Class C preferred stock. The summary set forth below does not purport to be complete and is subject to and qualified in its entirety by reference to our charter, our certificate of designations relating to the Class C preferred stock, and our Bylaws, each of which has been filed with the SEC.

  General

In July 2008, in connection with, among other things, the retirement of all of our senior secured debt, we issued 225,000 shares of our Class C preferred stock. As of September 30, 2010, there were 225,000 shares of this class of preferred stock outstanding, all of which is held by affiliates of the Chairman. For a complete description of the terms of the Class C preferred stock, please see a copy of the certificate of designations relating to the Class C preferred stock, a copy of which is available from us or from our filings with the SEC.

  Ranking

The Class C preferred stock ranks senior to our common stock and pari passu with our Class B preferred stock and will rank pari passu with our Class D preferred stock with respect to rights to participate in distributions or payments in the event of any voluntary or involuntary liquidation, winding up or dissolution of the Company. We may in the future issue one or more series of preferred stock that ranks senior to, junior to, or pari passu with, our Class C preferred stock.

  Dividends

On March 31, June 30, September 30 and December 31 of each year, our board of directors may at its sole discretion, cause a dividend with respect to the Class C preferred stock to be paid in cash to the holders in an amount equal to 2.375% of the liquidation preference, as in effect at such time (initially $1,000 per share), otherwise the liquidation preference will be adjusted and increased by an amount equal to 2.375% of the liquidation preference per share, as in effect at such time, that is not paid in cash to the holders on such date.

  Liquidation Preference

The liquidation preference of the Class C preferred stock was initially $1,000 per share. On March 31, June 30, September 30 and December 31 of each year, our board of directors may at its sole discretion, cause a dividend with respect to the Class C preferred stock to be paid in cash to the holders in an amount equal to 2.375% of the liquidation preference, as in effect at such time, otherwise the liquidation preference will be adjusted and increased by an amount equal to 2.375% of the liquidation preference per share, as in effect at such time, that is not paid in cash to the holders on such date. As of the date of this prospectus, the liquidation preference was $_______ per share. The accretion will continue until the shares are redeemed or converted into shares of our common stock, or until we liquidate, dissolve, or wind-up our affairs.

  Conversion Rights

The Class C preferred stock is not convertible into shares of our common stock or any other series or class of our capital stock.

  Redemption

We are not required to redeem any shares of Class C preferred stock, except upon a “change of control,” as defined in the certificate of designations for the Class C preferred stock. We also have the option to redeem the Class C preferred stock, in whole or in part, at any time.

  Voting Rights

Each share of Class C preferred stock is entitled to the number of votes equal to the number of shares of our common stock into which a share of Class B preferred stock is then convertible. Except as provided by law, the Class C preferred stock votes together with our common stock as a single class.

Description of Class D Preferred Stock

This section describes the general terms and provisions of our Class D preferred stock. The summary set forth below does not purport to be complete and is subject to and qualified in its entirety by reference to our charter, our certificate of designations relating to the Class D preferred stock, and our Bylaws, each of which has been filed with the SEC or, in the case of the certificate of designations relating to the Class D preferred stock, is being filed herewith.

  General

In connection with the rights offering, we are issuing up to 9,103,758 shares of our Class D preferred stock. For a complete description of the terms of the Class D preferred stock, please see a copy of the certificate of designations relating to the Class D preferred stock, a copy of which is available from us and is being filed with the SEC herewith.

  Ranking

The Class D preferred stock will rank senior to our common stock, and pari passu with our Class B preferred stock and our Class C preferred stock with respect to rights to participate in distributions or payments in the event of any voluntary or involuntary liquidation, winding up or dissolution of the Company. We may in the future issue one or more series of preferred stock that ranks senior to, junior to, or pari passu with, our Class D preferred stock.

  Dividends

On March 31, June 30, September 30 and December 31 of each year, our board of directors may at its sole discretion, cause a dividend with respect to the Class D preferred stock to be paid in cash to the holders in an amount equal to ___% of the liquidation preference, as in effect at such time (initially $___ per share), otherwise the liquidation preference will be adjusted and increased by an amount equal to ___% of the liquidation preference per share, as in effect at such time, that is not paid in cash to the holders on such date.

  Liquidation Preference

The liquidation preference of the Class D preferred stock is initially $___ per share. On March 31, June 30, September 30 and December 31 of each year, our board of directors may at its sole discretion, cause a dividend with respect to the Class D preferred stock to be paid in cash to the holders in an amount equal to ___% of the liquidation preference, as in effect at such time, otherwise the liquidation preference will be adjusted and increased by an amount equal to ___% of the liquidation preference per share, as in effect at such time, that is not paid in cash to the holders on such date. The accretion will continue until the shares are redeemed, or until we liquidate, dissolve, or wind-up our affairs.

  Conversion Rights

The Class D preferred stock is not convertible into shares of our common stock or any other series or class of our capital stock.

  Redemption

We are required to redeem our shares of Class D preferred stock on __________, at a redemption price equal to 100% of the liquidation preference per share, as in effect at such time, on the redemption date. In addition, we must redeem the Class D preferred stock upon a “change of control,” as defined in the certificate of designations relating to the Class D preferred stock. Other than in connection with any such “change of control,” we will not be able to redeem our shares of Class D preferred stock prior to the redemption date.

  Voting Rights

Except as to matters, if any, as may be required by applicable law, the shares of Class D preferred stock are not entitled to any voting rights.

INTERESTS OF NAMED EXPERTS AND COUNSEL

XO Holdings, Inc. has agreed to indemnify and hold KPMG LLP (KPMG) harmless against and from any and all legal costs and expenses incurred by KPMG in successful defense of any legal action or proceeding that arises as a result of KPMG’s consent to the incorporation by reference of its audit report on the Company’s past financial statements incorporated by reference in this registration statement.

CAPITALIZATION

The following table shows our historical consolidated capitalization at the end of our most recent fiscal quarter, September 30, 2010, and our pro forma consolidated capitalization after giving effect to the issuance of an aggregate of 9,103,758 shares of our Class D preferred stock in the rights offering at the subscription price and to the receipt of approximately $____________ of net proceeds, after deducting approximate offering expenses in the amount of $__________. This table should be read in conjunction with our consolidated financial statements and the notes thereto incorporated by reference into this Registration Statement. Although the following table assumes that the subscription rights will be exercised in full, we cannot predict the actual results of this rights offering and, therefore, the actual number of shares of our Class D preferred stock that we will issue or the actual net proceeds that we will receive.

	As of September 30, 2010
	Actual	As Adjusted to Reflect Reverse Split	Pro Forma as Adjusted
	(In thousands, except per share data)
Cash and cash equivalents	$49,272		$
Class B preferred stock	647,676			647,676
Class C preferred stock	242,749			242,749
Class D preferred stock
Stockholders’ Deficit
Common stock and additional paid-in-capital: par value $0.01 per share, 1,000,000 shares authorized and [182,075][9,104] outstanding	809,163			809,163
Accumulated other comprehensive income	180			180
Accumulated deficit	(978,430)			(978,430)
Total Stockholders’ Deficit	$(169,087)			$(169,087)
Total Capitalization	$770,610		$

THE RIGHTS OFFERING

Reasons for the Rights Offering

We are conducting this rights offering to raise funds to continue to implement our transformation plan (which includes the acquisition of capital assets in support of our operations), to take advantage of opportunities which may arise to enhance our competitive position, to repay amounts, if any, outstanding when due under the terms of the Revolving Promissory Note, and for general corporate purposes. We believe that additional capital would permit us to continue to implement the objectives of our transformation plan and have resources available to take advantage of opportunities which may arise for strategic growth.

In 2008, after an extensive review of our business and operations with the assistance of outside advisers, we commenced an enterprise-wide “transformation plan” intended to enhance shareholder value through focusing on improving service delivery, accelerating Broadband revenue growth, and reducing our operating costs. In conjunction with this implementation, we have invested in new network infrastructure and have sought to develop new service offerings and to expand our customer base in high-growth markets. While this transformation plan has required, and will continue to require, significant capital expenditures, we continue to believe that it is the optimal way, and perhaps the only way, for us to remain competitive in the long term with much larger telecommunications and cable companies. In this regard, we will continue to require significant capital expenditures to enhance, maintain and operate our fiber network. We also believe that in the current economic environment and the highly competitive telecommunications industry, certain opportunities may exist today that may not recur such as, but not limited to, the acquisition of other telecommunications service providers.

On October 8, 2010, XO Communications, LLC, a wholly owned subsidiary of the Company, entered into a Revolving Promissory Note with Arnos, an affiliate of the Chairman, pursuant to which Arnos provided the Company access to $50.0 million at an annual interest rate equal to the greater of LIBOR plus 525 basis points or 6.75%. The Revolving Promissory Note includes a fee of 0.75% on undrawn amounts and matures on the earliest of (i) October 8, 2011, (ii) the date on which any financing transaction, whether debt or equity, is consummated by the Company or certain of its affiliates in an amount equal to or greater than $50.0 million, which could include the rights offering, or (iii), at the Company’s option, a date selected by the Company that is earlier than October 8, 2011. The Company entered into the Revolving Promissory Note as it pursues long-term financing to, in part, allay potential concerns regarding the Company’s ability to invest in its transformation plan while retaining cash levels sufficient to fund its ongoing operations.

Based on our current level of operations, we believe that cash flow from operations, cash on hand, marketable securities and cash available from the Revolving Promissory Note will enable us to meet our working capital and other obligations for at least the next 12 months. However, we believe that additional capital is necessary to continue to implement our transformation plan and also give us the resources to take advantage of opportunities which may arise for strategic growth and to repay amounts, if any, outstanding when due under the terms of the Revolving Promissory Note. Our ability to fund our capital needs depends on our future operating performance and cash flow, which are subject to prevailing economic conditions and other factors, many of which are beyond our control. Heretofore, we have not generated sufficient free cash flows to allow us to continue to fully fund our transformation plan or to pursue other strategic opportunities. Accordingly, we believe it is necessary to raise additional capital.

We continue to monitor the impact of macro-economic conditions on our business. Potential negative aspects include a general slowdown in the demand for telecommunications services, delayed IT and other projects that have telecommunications needs, elongated sales cycles on the part of our customers, higher involuntary churn, and delayed payments from customers.

If we are unable to raise additional capital, we may not generate sufficient funds from operations to execute our transformation plan or to pursue other strategic opportunities. Consequently, we may be required to delay or reduce the scope of our capital expenditure activities, eliminate certain expenditures on long-term initiatives and/or implement cash preservation measures. In such a capital restricted situation, we may be forced to sell assets or securities or raise capital on an untimely or unfavorable basis, including through the issuance of securities that are senior to the Class D preferred stock.

We have chosen to raise up to $200.0 million in new capital through a rights offering for non-convertible preferred stock as a means of increasing capital in our Company without diluting the ownership interests of our stockholders and without subjecting us to unduly burdensome restrictive covenants and other negative consequences associated with incurring high yield debt. There can be no assurance that the rights offering will be successful.

We believe that the rights offering will strengthen our financial condition by generating additional cash and increasing our capital position; however, our board of directors is making no recommendation regarding your exercise, sale or transfer of the subscription rights. Please see “Risk Factors” in this prospectus for a discussion of some of the risks involved in investing in our securities. We urge you to make your decision with respect to this rights offering based on your own risk profile and your assessment of our business and financial condition, our prospects for the future, and the terms of the rights offering.

Whether or not the rights offering is fully subscribed, we will continue to assess our needs for capital and consider all available alternatives for raising the funds necessary to operate and grow our business. These alternatives could include, without limitation, the possibility of an additional rights offering, including for the issuance of securities that are senior to the Class D preferred stock. While we intend to explore every alternative, including high yield debt, we continue to believe that an issuance of high yield debt would be deleterious to the Company for the following reasons: 1) the high cost of such debt would negatively affect our ability to compete in the current highly competitive telecommunications environment; and 2) the burdensome restrictive covenants associated with such debt would impair our ability to pursue potential strategic investments and to take advantage of other opportunities which may be necessary for us to compete in such environment.

Subscription Rights

We are distributing to the record holders of our common stock as of __________, 2010, transferable subscription rights to purchase up to an aggregate of 9,103,758 shares of our Class D preferred stock, at a subscription price of $____ per share. If all subscription rights are exercised, the Company will receive total gross proceeds of approximately $________. Each Record Date holder of our common stock will receive one subscription right to purchase one share of Class D preferred stock for each share of our common stock owned by such holder as of the Record Date.

Each subscription right entitles the holder to a basic subscription right and an over-subscription privilege as described below.

Our common stock is quoted on the Over-the-Counter Bulletin Board and in the Pink Sheets under the symbol “XOHO.OB”. We intend to apply for listing of our common stock on the Nasdaq Global Market under the symbol “____” prior to the issuance of rights. There is no assurance that the application for listing of our common stock will be accepted. If the listing application is not accepted, we intend to proceed with the rights offering (subject to any applicable state law restrictions) and our common stock will continue to be quoted on the Over-the-Counter Bulletin Board and on the Pink Sheets under the ticker symbol “XOHO.OB”. The last reported sale price of our common stock on _________, 2010 was $____ per share.

The subscription rights are transferable until 5:00 p.m. on the last business day prior to the Expiration Date of this rights offering, and we intend to apply for listing of the subscription rights on the Nasdaq Global Market under the symbol “____” beginning on or about __________, 2010, until 5:00 p.m., New York City time, on the last business day prior to the scheduled Expiration Date.If the listing application for the subscription rights is not accepted, we intend to proceed with the rights offering (subject to any applicable state law restrictions) and request that the rights trade on the Over-the-Counter Bulletin Board and on the Pink Sheets. We currently intend to proceed with the rights offering even if the rights are not accepted to trade on the Over-the-Counter Bulletin Board and on the Pink Sheets. There is no assurance that the application for listing of the subscription rights will be accepted. Transferees of rights will be entitled to exercise the basic subscription right in full and will be able to exercise the over-subscription privilege, with respect to those rights transferred to them.

Basic Subscription Right

Each basic subscription right will entitle you or your transferee to purchase one (1) share of Class D preferred stock per subscription right, subject to delivery of the required documents and payment of the subscription price of $___ per share, prior to the expiration of the rights offering on ________, 2011, as such date may be extended by us to a date no later than ____________, 2011. You may exercise all or a portion of your basic subscription right or you may choose not to exercise any subscription rights at all. In addition, you may purchase rights from others and exercise all or a portion of those rights or you may seek to sell all or a portion of your rights. The rights will be a new issue of securities with no prior trading market, and we cannot provide you any assurances as to the liquidity of the trading market for the subscription rights. The number of shares that you may purchase appears on your subscription rights certificate if you hold XO Holdings shares in your name. You may exercise all or a portion of your basic subscription right, or you may choose not to exercise any of your subscription rights. There is no minimum number of shares you must purchase, but you may not purchase fractional shares. Any excess subscription payments received by the Subscription Agent will be returned, without interest or penalty, as soon as practicable following the expiration of the rights offering. If you exercise any portion of your basic subscription right, we will cause the Subscription Agent to deliver certificates representing the shares of our Class D preferred stock underlying the shares that you purchased or credit your account at your record holder with the shares of our Class D preferred stock underlying the shares that you purchased with the basic subscription right as soon as practicable after the rights offering has expired.

Over-subscription Privilege

To the extent any holders of rights (including holders who acquired rights by purchasing rights from others) do not exercise their basic subscription right in full, then holders of rights (including holders who acquired rights by purchasing rights from others) will be entitled to exercise an over-subscription privilege, subject to certain limitations and subject to allotment, to purchase a portion of the number of shares, if any, that are not purchased by our other stockholders or their transferees through the exercise of their basic subscription right at the same subscription price of $____ per share. Fractional shares resulting from the exercise of the over-subscription privilege will be eliminated by rounding down to the nearest whole share, with the total subscription payment being adjusted accordingly. Any excess subscription payments received by the Subscription Agent will be returned as soon as practicable, without interest or penalty, following the expiration of the rights offering. You do not have to exercise your basic subscription right in full in order to exercise your over-subscription privilege. However, because shares available pursuant to the over-subscription privilege, if any, will be allocated based on the number of rights exercised, your ability to subscribe for shares pursuant to the over-subscription privilege will be maximized to the extent that you exercise your basic subscription right (including by purchasing rights from others and exercising those rights).

If sufficient shares are available, we will seek to honor your over-subscription requests in full. If, however, over-subscription requests exceed the number of shares available, we will allocate the available shares pro rata among the holders of rights (including holders who acquired rights by purchasing rights from others) exercising the over-subscription privilege in proportion to the number of rights properly exercised by such holder as of the Expiration Date of the rights offering, relative to the number of rights properly exercised as of the Expiration Date of the rights offering by all holders of rights exercising the over-subscription privilege (including holders who acquired rights by purchasing rights from others). If this pro rata allocation results in any holder of rights being allocated a greater number of shares than that holder subscribed for pursuant to the exercise of the over-subscription privilege, then such holder will be allocated only that number of shares for which the holder oversubscribed, and the remaining shares will be allocated among all other holders exercising the over-subscription privilege (including holders who acquired rights by purchasing rights from others) on the same pro rata basis described above. The proration process will be repeated until all shares have been allocated. Fractional shares resulting from the exercise of the over-subscription privilege will be eliminated by rounding down to the nearest whole share.

For example, if 12,000 total shares are available and (i) four holders of rights exercised 100 rights, 200 rights, 300 rights and 400 rights, respectively, as of the Expiration Date of the rights offering, (ii) holders (including the four holders listed above) that exercised an aggregate of 2,000 rights in the basic subscription are exercising the over-subscription privilege with respect to 10,000 available over-subscription shares and

(iii) all holders that are exercising the over-subscription privilege are exercising the over-subscription privilege with respect to all of the 10,000 available over-subscription shares, except for the holder of the 400 rights listed above who is only exercising the over-subscription privilege with respect to 100 of such available shares, the pro rata allocation would be effected as follows:

•	the holder that exercised 100 rights as of the Expiration Date of the rights offering would receive 500 shares pursuant to the first pro rata allocation of the over-subscription privilege (i.e., 100 divided by 2,000 = 0.05 multiplied by 10,000 available shares = 500 shares).
•	the holder that exercised 200 rights as of the Expiration Date of the rights offering would receive 1,000 shares pursuant to the first pro rata allocation of the over-subscription privilege (i.e., 200 divided by 2,000 = 0.10 multiplied by 10,000 available shares = 1,000 shares).
•	the holder that exercised 300 rights as of the Expiration Date of the rights offering would receive 1,500 shares pursuant to the first pro rata allocation of the over-subscription privilege (i.e., 300 divided by 2,000 = 0.15 multiplied by 10,000 available shares = 1,500 shares).
•	the holder that exercised 400 rights as of the Expiration Date of the rights offering would receive 500 shares pursuant to the first pro rata allocation of the over-subscription privilege (i.e., 400 divided by 2,000 = 0.20 multiplied by 10,000 available shares = 2,000 shares, however, this holder only subscribed for an additional 100 shares pursuant to the over-subscription privilege, therefore, the remaining 1,900 shares to which the holder would have otherwise been entitled is re-allocated to the other over-subscribers on the same pro rata basis).
•	the holders that exercised the remaining 1,000 rights as of the Expiration Date of the rights offering would receive 5,000 shares pursuant to the first pro rata allocation of the over-subscription privilege (i.e., 1,000 divided by 2,000 = 0.50 multiplied by 10,000 available shares = 5,000 shares).
•	Of the remaining 1,900 shares, 118 shares will be distributed to the holder that exercised 100 rights as of the Expiration Date of the rights offering pursuant to the second pro rata allocation of the over-subscription privilege (i.e., 100 divided by the 1,600 remaining over-subscribing rights = 0.625 multiplied by 1,900 available shares = 118 shares, after rounding down to the nearest whole share).
•	Of the remaining 1,900 shares, 237 shares will be distributed to the holder that exercised 200 rights as of the Expiration Date of the rights offering pursuant to the second pro rata allocation of the over-subscription privilege (i.e., 200 divided by the 1,600 remaining over-subscribing rights = 0.125 multiplied by 1,900 available shares = 237 shares, after rounding down to the nearest whole share).
•	Of the remaining 1,900 shares, 356 shares will be distributed to the holder that exercised 300 rights as of the Expiration Date of the rights offering pursuant to the second pro rata allocation of the over-subscription privilege (i.e., 300 divided by the 1,600 remaining over-subscribing rights = 0.1875 multiplied by 1,900 available shares = 356 shares, after rounding down to the nearest whole share).
•	Of the remaining 1,900 shares, 1,187 shares will be distributed to the holders of the remaining 1,000 rights as of the Expiration Date of the rights offering (i.e., 1,000 divided by the 1,600 remaining over-subscribing rights = 0.625 multiplied by 1,900 available shares = 1,187 shares, after rounding down to the nearest whole share).

In order to properly exercise your over-subscription privilege, you should deliver the subscription payment related to your over-subscription privilege at the time you deliver payment related to your basic subscription right but in any event you must deliver such payment prior to the expiration of the rights offering. Because we will not know the total number of unsubscribed shares prior to the expiration of the rights offering, if you wish to maximize the number of shares you purchase pursuant to your over-subscription privilege, you will need to deliver payment in an amount equal to the aggregate subscription price for the maximum number of shares that may be available to you (i.e., for the maximum number of shares available to you, assuming you exercise all of your basic subscription right and are allotted the full amount of your over-subscription without reduction). Transferees of rights will be entitled to exercise the basic subscription right in full and will be able to exercise the over-subscription privilege, with respect to those rights transferred to them.

Brokers, dealers, custodian banks, trust companies and other nominee holders of subscription rights will be required to certify to the Subscription Agent, before any over-subscription privilege may be exercised with respect to any particular beneficial owner, as to the aggregate number of subscription rights exercised pursuant to the basic subscription right and the number of shares subscribed for pursuant to the over-subscription privilege by such beneficial owner. We will not offer or sell in connection with this offering any shares that are not subscribed for pursuant to the basic subscription right or the over-subscription privilege.

We can provide no assurances that you will actually be entitled to purchase the number of shares issuable upon the exercise of your over-subscription privilege in full at the expiration of the rights offering. We will not be able to satisfy any orders for shares pursuant to the over-subscription privilege if all of our stockholders exercise their basic subscription right in full, and we will only honor an over-subscription privilege to the extent sufficient shares are available following the exercise of subscription rights pursuant to the basic subscription rights.

To the extent the aggregate subscription price of the actual number of unsubscribed shares available to you pursuant to the over-subscription privilege is less than the amount you actually paid in connection with your exercise of the over-subscription privilege, you will be allocated only the number of unsubscribed shares available to you, and any excess subscription payments will be returned to you by the Subscription Agent, without interest or penalty, as soon as practicable after expiration of the rights offering.

To the extent that the amount you actually paid in connection with the exercise of the over-subscription privilege is less than the aggregate subscription price of the actual number of unsubscribed shares available to you pursuant to the over-subscription privilege, you will be allocated the number of unsubscribed shares for which you actually paid in connection with the over-subscription privilege and subject to the elimination of any fractional shares.

We will cause the Subscription Agent to deliver certificates representing shares of our Class D preferred stock purchased by you in the rights offering or to credit your account with shares of our Class D preferred stock purchased by you in the rights offering with the over-subscription privilege as soon as practicable after the expiration of the rights offering.

Effect of Rights Offering on Existing Stockholders

The shares of Class D preferred stock issuable upon exercise of the rights will not be convertible into shares of our common stock. Accordingly, the rights offering will not dilute your percentage ownership of our shares of common stock or otherwise affect the number of our shares of common stock outstanding.

No Recommendation to Rights Holders

Our board of directors is making no recommendation regarding your exercise, sale or transfer of the subscription rights. At this time we do not know whether any directors or executive officers will participate in the rights offering but we anticipate that some or all of our directors and executive officers might participate in this rights offering, although none of them are obligated to do so. You should not assume or expect that, after the rights offering, our shares of Class D preferred stock will trade, or that you will be able to sell these shares, at or above $___ per share, the subscription price per share of Class D preferred stock, in any given time period, if at all. We cannot provide you any assurances as to the liquidity of the trading market for the shares of our Class D preferred stock issued in the rights offering. Accordingly, if you purchase shares at the subscription price, the market price of our shares of Class D preferred stock may decline during or after the rights offering period and you may not be able to sell the shares of our Class D preferred stock in the future at the same price or a higher price than the price you paid in the rights offering, including any amounts you may pay for subscription rights you may purchase. We urge you to make your own assessment of our business and financial condition, our prospects for the future, and the terms of this rights offering.

Unexercised Subscription Rights

In the event all or any portion of the subscription rights are not exercised prior to the expiration of the rights offering, any such unexercised rights will terminate automatically and have no value. Thereafter, no additional shares of our Class D preferred stock will be issued by the Company in connection with this rights offering.

Limit on How Many Shares You May Purchase in the Rights Offering

You may only purchase the number of shares purchasable upon exercise of the number of basic subscription rights distributed to you in the rights offering or that you are able to acquire from other holders, plus the maximum amount of over-subscription privilege shares available, if any. Accordingly, the number of shares that you may purchase in the rights offering is limited by the number of shares of our common stock you held on the Record Date, by the number of rights you are able to acquire from other holders and by the extent to which other stockholders exercise their basic subscription right and over-subscription privilege, which we cannot determine prior to completion of the rights offering.

Method of Exercising Subscription Rights

The exercise of subscription rights is irrevocable and may not be cancelled or modified. You may exercise your subscription rights as follows:

  Subscription by Registered Holders

If you hold an XO Holdings stock certificate, the number of shares you may purchase pursuant to your basic subscription right is indicated on the enclosed Subscription Rights Certificate. You may exercise your subscription rights by properly completing and executing the enclosed Form of Exercise of Subscription Rights and forwarding it, together with your full payment, to the Subscription Agent at the address set forth on the Form of Exercise of Subscription Rights, to be received prior to 5:00 p.m., New York City time, on ___________, 2011 unless delivery of your election to exercise is effected pursuant to the Guaranteed Delivery Procedures described below.

  Subscription by Beneficial Owners

If you are a beneficial owner of shares of our common stock that are registered in the name of a broker, custodian bank or other nominee, you will not receive a Subscription Rights Certificate. Instead, one subscription right will be issued to your nominee record holder for each share of our common stock that you own at the Record Date. If you are not contacted by your nominee, you should promptly contact your nominee in order to subscribe for shares in the rights offering or sell or transfer the rights.

  Subscription Irrevocable

Once you submit the Form of Exercise of Subscription Rights, provide your Notice of Guaranteed Delivery, or have instructed your nominee of your subscription request, you are not allowed to revoke or change the exercise or request a refund of monies paid. All exercises of subscription rights are irrevocable, even if you learn information about us that you consider to be unfavorable. You should not exercise your subscription rights unless you are certain that you wish to purchase shares at the subscription price.

Payment Method

Payments submitted to the Subscription Agent must be made in full United States currency by:

•	certified or uncertified check drawn against a U.S. bank payable to “__________________________ (acting as Subscription Agent for XO Holdings, Inc.)”;
•	bank draft (cashier’s check) drawn against a U.S. bank payable to “__________________________ (acting as Subscription Agent for XO Holdings, Inc.)”; or
•	U.S. postal money order payable to “__________________________ (acting as Subscription Agent for XO Holdings, Inc.).”

Unless the Subscription Agent timely receives a Notice of Guaranteed Delivery before the Expiration Date, we will not honor payment received after the Expiration Date of the rights offering. In such event, the

Subscription Agent will return your payment to you as soon as practicable, without interest or penalty. Uncertified checks which do not clear prior to the Expiration Date will not be considered payment for subscription rights. The Subscription Agent will be deemed to receive payment upon:

•	receipt by ______________ of any certified check or bank draft, drawn upon a United States bank;
•	clearance of any uncertified check deposited by ______________;
•	receipt by ______________ of any postal, telegraphic or express money order; or
•	receipt of collected funds in a ______________ account.

If you elect to exercise your subscription rights, we urge you to consider using a certified or cashier’s check or a money order to ensure that ______________ receives your funds prior to the expiration of the rights offering. If you send an uncertified check, payment will not be deemed to have been received until the check has cleared.

The method of delivery of payment of the subscription amount to the Subscription Agent, American Stock Transfer & Trust Company, will be at the risk of the holders of subscription rights. If sent by mail, we recommend that you send those documents and payments by overnight courier or by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the Subscription Agent. Do not send or deliver subscription materials or funds to the Company.

If you send a payment that is insufficient to purchase the number of shares you requested, or if the number of shares you requested is not clearly specified in the applicable form, the payment received will be applied to exercise your subscription rights to the fullest extent possible based on the amount of the payment received, subject to the availability of shares under the over-subscription privilege and the elimination of fractional shares. Any excess subscription payments received by the Subscription Agent will be returned as soon as practicable, without interest or penalty, following the expiration of the rights offering.

Medallion Guarantee May Be Required

Your signature on your rights certificate must be guaranteed by an eligible institution, such as a member firm of a registered national securities exchange or a member of the Financial Industry Regulatory Authority, Inc., or a commercial bank or trust company having an office or correspondent in the United States, unless:

•	you provide on the rights certificate that shares of Class D preferred stock are to be delivered to you as record holder of those subscription rights; or
•	you are an eligible institution.

Missing or Incomplete Subscription Information

If you hold your shares of common stock in the name of a custodian bank, broker, dealer or other nominee, the nominee will exercise the subscription rights on your behalf in accordance with your instructions. Your nominee may establish a deadline that may be before the Expiration Date. If you send a payment that is insufficient to purchase the number of shares you requested, or if the number of shares you requested is not specified in the forms, the payment received will be applied to exercise your subscription rights to the fullest extent possible based on the amount of the payment received, subject to the availability of shares under the over-subscription privilege and the elimination of fractional shares. Any excess subscription payments received by us will be returned, without interest or penalty, as soon as practicable following the expiration of the rights offering.

Expiration Date of Rights Offering; No Cancellation Rights

The subscription period, during which you may exercise your subscription rights, expires on the Expiration Date. If you do not exercise your subscription rights prior to that time, your subscription rights will expire and will no longer be exercisable. We will not be required to issue shares to you if the Subscription Agent receives your Form of Exercise of Subscription Rights or your subscription payment after that time.

We have the option to extend the Initial Expiration Date of the rights offering at any time prior to the then scheduled Expiration Date of the rights offering, without notice to you, although we do not presently intend to do so. If we elect to extend the Expiration Date of the rights offering, we will issue a press release announcing such extension no later than 9:00 a.m., New York City time, on the next business day after the Initial Expiration Date, or the most recently announced Expiration Date of the rights offering. In no event will we extend the Expiration Date of the rights offering beyond ___________. Except to extend the Expiration Date of the rights offering, we cannot amend or modify the terms of the rights offering.However, if we issue any shares in the rights offering, we will issue all shares in respect of rights that are properly exercised prior to the Expiration Date of the rights offering, whether exercised in respect of the basic subscription right or the over-subscription privilege. We cannot cancel the rights offering.

If you hold your shares of common stock in the name of a custodian bank, broker, dealer or other nominee, the nominee will exercise the subscription rights on your behalf in accordance with your instructions. The nominee may establish a deadline that may be before the Expiration Date that we establish for the rights offering.

Determination of Subscription Price and Dividend Rate of Class D Preferred Stock

In determining the subscription price and the dividend rate of the Class D preferred stock, the board of directors considered a number of factors, including, without limitation:

•	the amount of proceeds desired to achieve our financing goals;
•	potential market conditions; and
•	the desire to provide an opportunity to our stockholders to participate in the rights offering on a pro rata basis.

While our board of directors considered these factors and others in determining the subscription price and dividend rate, there was no formula used in determining the subscription price or the dividend rate. The $________ per share price is not necessarily related to or reflective of our book value or our net worth.

You may not be able to sell any shares of Class D preferred stock that you purchase in the rights offering at a price equal to or greater than $___ per share. We cannot provide you any assurances as to the liquidity of the trading market for the shares of our Class D preferred stock issued in the rights offering. Accordingly, if you purchase shares at the subscription price, the market price of our Class D preferred stock may decline during or after the rights offering period and you may not be able to sell the shares of our Class D preferred stock in the future at the same price or a higher price than the price you paid in the rights offering, including any amounts you may pay for subscription rights you may purchase. We urge you to make your own assessment of our business and financial condition, our prospects for the future, and the terms of this rights offering.

Termination and Amendment

We cannot terminate, cancel or withdraw the rights offering. We have the right to extend the Initial Expiration Date of the rights offering and the time for exercising subscription rights, although we do not presently intend to do so. In any case, we will not extend the Expiration Date of the rights offering beyond ___________. Except to extend the Expiration Date of the rights offering, we cannot amend or modify the terms of the rights offering. However, if we issue any shares in the rights offering, we will issue all shares in respect of rights that are properly exercised prior to the Expiration Date of the rights offering, whether exercised in respect of the basic subscription right or the over-subscription privilege.

Subscription Agent

The Subscription Agent for this offering is American Stock Transfer & Trust Company. The addresses to which subscription materials, payments and, if applicable, Notices of Guaranteed Delivery should be mailed or delivered are provided below. If sent by mail, we recommend that you send documents and payments by overnight courier or by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the Subscription Agent. Do not send or deliver these materials to us.

By First Class Mail Only: ___________________________________	By Overnight Delivery: ___________________________________
Attn: XO Holdings Rights Offering	Attn: XO Holdings Rights Offering

If you deliver subscription documents, payment or a notice of guaranteed delivery in a manner different than that described in this prospectus, we may not honor the exercise of your subscription rights. Do not send subscription forms or funds to us.

Fees and Expenses

We will pay the fees and expenses of the Subscription Agent, American Stock Transfer & Trust Company, and the Information Agent, ______________. You are responsible for paying any other commissions, fees, taxes or other expenses incurred in connection with the exercise of the subscription rights.

No Fractional Shares

All shares will be sold at a subscription price of $___ per share. We will not issue fractional shares in the rights offering. Fractional shares of stock resulting from the exercise of the over-subscription privileges will be eliminated by rounding down to the nearest whole share. Any excess subscription payments received by the Subscription Agent will be returned, without interest or penalty, as soon as practicable.

Notice to Nominees

If you are a broker, custodian bank or other nominee holder that holds shares of our common stock for the account of others on the Record Date, you should notify the beneficial owners of the shares for whom you are the nominee of the rights offering as soon as possible to learn their intentions with respect to exercising, selling or transferring their subscription rights. The rights offering is not being made in any state or other jurisdiction in which it is unlawful to do so. You should obtain instructions from the beneficial owners of our common stock. If a registered holder of our common stock so instructs, you should complete the rights certificate and submit it to us with the proper subscription payment by the Expiration Date. You may exercise the number of subscription rights to which all beneficial owners in the aggregate otherwise would have been entitled had they been direct holders of our common stock on the Record Date, provided that you, as a nominee record holder, make a proper showing to us by submitting the form entitled “Nominee Holder Certification,” which is provided with your rights offering materials. If you did not receive this form, you should contact us to request a copy.

Beneficial Owners

If you are a beneficial owner of shares of our common stock and will receive your subscription rights through a broker, custodian bank or other nominee, we will ask your nominee to notify you of the rights offering. If you wish to exercise or transfer your subscription rights, you will need to have your nominee act for you, as described above. To indicate your decision with respect to your subscription rights, you should follow the instructions of your nominee. The rights offering is not being made in any state or other jurisdiction in which it is unlawful to do so. You should contact your nominee if you do not receive notice of the rights offering, but you believe you are entitled to participate in the rights offering. We are not responsible if you do not receive the notice by mail or otherwise from your nominee or if you receive notice without sufficient time to respond to your nominee by the deadline established by your nominee, which may be before the Expiration Date.

Transferability of Subscription Rights

The subscription rights are transferable during the subscription period. You may sell, transfer or assign your subscription rights as provided for in the rights certificate. Transferees of rights will be entitled to exercise the basic subscription right in full and will be able to exercise the over-subscription privilege, with respect to those rights transferred to them. We intend to apply for listing of the subscription rights on the Nasdaq Global Market under the symbol “____” beginning on or about __________, 2010, until 5:00 p.m., New York City time, on the last business day prior to the scheduled Expiration Date. If the listing application for the subscription rights on the Nasdaq Global Market is not accepted, we intend to proceed with the rights offering (subject to any applicable state law restrictions) and request that the rights trade on the

Over-the-Counter Bulletin Board and on the Pink Sheets. We currently intend to proceed with the rights offering even if the rights are not accepted to trade on the Over-the-Counter Bulletin Board and on the Pink Sheets. There is no assurance that the request for listing of the subscription rights on the Over-the-Counter Bulletin Board and on the Pink Sheets will be accepted. You may transfer or sell all or a portion of your subscription rights if you do not want to purchase shares. However, the subscription rights will be a new issue of securities with no prior trading market, and we cannot provide you any assurances as to the liquidity of the trading market for the subscription rights.

Validity of Subscriptions

We will resolve all questions regarding the validity and form of the exercise of your basic subscription right and over-subscription privilege, including, without limitation, time of receipt and eligibility to participate in the rights offering. Our determination will be final and binding. Once made, subscriptions and directions are irrevocable, and we will not accept any alternative, conditional or contingent subscriptions or directions. We reserve the absolute right to reject any subscriptions or directions not properly submitted or the acceptance of which would be unlawful. You must resolve any irregularities in connection with your subscriptions before the subscription period expires, unless waived by us in our sole discretion. Neither we nor the Subscription Agent shall be under any duty to notify you or your representative of defects in the exercise, sale or transfer of your subscription rights. A subscription will be considered accepted only when a properly completed and duly executed Form of Exercise of Subscription Rights (if a registered holder) and any other required documents and the full subscription payment have been timely received by the Subscription Agent. Our interpretations of the terms and conditions of the rights offering will be final and binding.

Guaranteed Delivery Procedures

If you wish to exercise your subscription rights, but you do not have sufficient time to deliver your Form of Exercise of Subscription Rights or other required subscription documents to the Subscription Agent on or before the expiration time of the rights offering, you may exercise your subscription rights by the following guaranteed delivery procedures:

•	deliver to the Subscription Agent on or prior to the expiration of the rights offering your subscription price payment in full for each share you subscribed for under your basic subscription right and over-subscription privilege in the manner set forth under “The Rights Offering — Payment Method”;
•	deliver to the Subscription Agent at or prior to the expiration of the rights offering the form entitled “Notice of Guaranteed Delivery,” substantially in the form provided; and
•	deliver the properly completed Form of Exercise of Subscription Rights or other required subscription documents and the related holder certification, if applicable, to the Subscription Agent within three business days following the date of your Notice of Guaranteed Delivery.

Your Notice of Guaranteed Delivery must come from an eligible institution, or other eligible guarantee institutions which are members of, or participants in, a signature guarantee program acceptable to the Subscription Agent.

In your Notice of Guaranteed Delivery, you must state:

•	your name and address;
•	the number of subscription rights represented by your subscription rights certificate and the number of shares for which you are subscribing; and
•	the institution’s guarantee that you will deliver to the Subscription Agent your Form of Exercise of Subscription Rights or other required subscription documents evidencing the subscription rights you are exercising within three business days following the date the Subscription Agent receives your Notice of Guaranteed Delivery but, in any event, no later than three business days following expiration of the rights offering period.

You may deliver your Notice of Guaranteed Delivery to the Subscription Agent in the same manner and to same address set forth above under “Subscription Agent.”

You are encouraged to contact the Information Agent, ______________, by telephone, at 800-__________ (call toll-free) if you need additional copies of the form of Notice of Guaranteed Delivery or if you have any questions concerning this rights offering.

Escrow Arrangements; Return of Funds

The Subscription Agent will hold funds received in payment for shares in a segregated escrow account pending completion of the rights offering.

Stockholder Rights

You will have no rights as a holder of the shares of our Class D preferred stock that you purchase in the rights offering until certificates representing the shares of our Class D preferred stock are issued to you, or your account at your nominee is credited with the shares of our Class D preferred stock that you purchased in the rights offering.

Foreign Shareholders

Subscription rights certificates will not be mailed to foreign shareholders. A foreign shareholder is any record holder of common stock on the Record Date whose address of record is outside the United States, or is an Army Post Office address or Fleet Post Office address. Foreign shareholders hold less than ____% of the Company’s outstanding common stock. Foreign shareholders will be sent written notice of this rights offering. The Subscription Agent will hold the subscription rights to which those subscription rights certificates relate for these shareholders’ accounts, subject to such shareholders executing and delivering to the Subscription Agent the Form of Exercise of Subscription Rights for the exercise of the subscription rights, and the Subscription Agent following the instructions of such shareholder for the exercise of the subscription rights if such instructions are received by the Subscription Agent at or before 5:00 p.m., New York City time, on the date which is three business days prior to the Expiration Date. If no instructions are received by the Subscription Agent by that time, the subscription rights will expire worthless.

ERISA Considerations

Retirement plans and other tax exempt entities, including governmental plans, should be aware that if they borrow in order to finance their exercise of subscription rights, they may become subject to the tax on unrelated business taxable income under Section 511 of the Code. If any portion of an individual retirement account is used as security for a loan, the portion so used may also be treated as distributed to the IRA depositor. The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), contains fiduciary responsibility requirements, and ERISA and the Code contain prohibited transaction rules that may impact the exercise of subscription rights. Due to the complexity of these rules and the penalties for noncompliance, retirement plans and other tax exempt entities are urged to consult with their counsel and other advisers regarding the consequences of their exercise of subscription rights under ERISA and the Code.

Certain Material U.S. Federal Income Tax Treatment of Rights Distribution

Please review the section “Certain Material U.S. Federal Income Tax Consequences” for a discussion of the potential tax consequences of this Rights Offering.

Shares of Our Common Stock Outstanding After the Rights Offering

As of September 30, 2010, 182,075,165 shares of our common stock were outstanding, without giving effect to (i) the 430,706,846 shares of common stock issuable upon conversion of the 555,000 shares of our Class B preferred stock outstanding, and (ii) the 6,399,992 shares of common stock that have been reserved for issuance under our 2002 Stock Incentive Plan. The shares of Class D preferred stock issuable upon exercise of the rights will not be convertible into shares of our common stock. Accordingly, the rights offering will not dilute your percentage ownership of our shares of common stock or otherwise affect the number of our shares of common stock outstanding.

As adjusted to reflect the reverse split, as of September 30, 2010, approximately 9,103,758 shares of our common stock would have been outstanding, without giving effect to (i) the 21,535,342 shares of common stock issuable upon conversion of the 555,000 shares of our Class B preferred stock outstanding, and (ii) the 319,999 shares of common stock that have been reserved for issuance under our 2002 Stock Incentive Plan.

MARKET PRICE OF AND DIVIDENDS ON COMMON EQUITY
AND RELATED STOCKHOLDER MATTERS

Price Range of Common Stock

The Company’s common stock is included on the Over-the-Counter Bulletin Board and the Pink Sheets under the symbol “XOHO.OB.” The following table sets forth the quarterly high and low sale prices for the Company’s common stock as reported on the OTC Bulletin Board for each fiscal quarter during each of the fiscal years ended December 31, 2009, December 31, 2008 and December 31, 2007, and for the Company’s fiscal quarters ended March 31, 2010, June 30, 2010 September 30, 2010. These prices are based on quotations between dealers, and do not reflect retail mark-up, mark-down or commissions, and may not necessarily represent actual transactions.

	High	Low
FISCAL 2010
Third Quarter	$0.68	$0.58
Second Quarter	$0.81	$0.61
First Quarter	$0.79	$0.54
FISCAL 2009
Fourth Quarter	$0.81	$0.46
Third Quarter	$0.73	$0.27
Second Quarter	$0.48	$0.15
First Quarter	$0.21	$0.14
FISCAL 2008
Fourth Quarter	$0.40	$0.12
Third Quarter	$0.75	$0.32
Second Quarter	$1.30	$0.41
First Quarter	$2.45	$1.06
FISCAL 2007
Fourth Quarter	$3.45	$1.92
Third Quarter	$4.89	$3.10
Second Quarter	$5.20	$4.33
First Quarter	$5.24	$4.07

On September 30, 2010, the Company’s last common stock sale price reported by the Over-the-Counter Bulletin Board and the Pink Sheets was $0.60 per share.

Dividends

We have never paid, nor do we anticipate paying, any cash dividends on our common stock. Future debt, equity instruments or securities may impose additional restrictions on our ability to pay cash dividends.

Holders of Common Stock

On November 16, 2010, there were approximately 132 holders of record of the Company’s common stock. This number does not include beneficial owners of the common stock whose shares are held in the names of various dealers, clearing agencies, banks, brokers and other fiduciaries.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Beneficial Ownership of Our Common Stock by Certain Beneficial Owners

The table below sets forth beneficial owners of 5% or more of our outstanding common stock. None of such beneficial owners listed below nor any of their family members, entities of which they are executive officers, partners or 10% beneficial owners or trusts or estates in which they have beneficial interests were indebted to us during the past fiscal year.

Name of Beneficial Holder	Address	Amount and Nature of Beneficial Ownership(1)	Percent of Class
Carl C. Icahn(2)	Icahn Associates Corp. 767 Fifth Avenue, 47th Floor, New York, New York 10153	728,350,289	91.39
Amalgamated Gadget, L.P. (R 2 Investors)(3)	301 Commerce Street, Suite 2975, Fort Worth, Texas 76102	16,847,195*	9.2*

(1)	Under the rules of the SEC, a person is deemed to be the beneficial owner of a security if such person, directly or indirectly, has or shares the power to vote or direct the voting of such security or the power to dispose or direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities if that person has the right to acquire beneficial ownership within 60 days after any given date, which date, for the purposes of the foregoing table is September 30, 2010. Accordingly, more than one person may be deemed to be a beneficial owner of the same securities. Unless otherwise indicated by footnote, the named individuals have sole voting and investment power with respect to the shares of our common stock beneficially owned.
(2)	As reported in the September 30, 2010 Form 4 for Mr. Icahn, and the September 30, 2010 Amendment No. 27 to Schedule 13D filed by Carl C. Icahn, ACF Industries Holding Corp., Highcrest Investors Corp., Buffalo Investors Corp., Starfire Holding Corporation, Arnos Corp., Arnos Sub Corp., Barberry Corp, Hopper Investments LLC, High River Limited Partnership and Unicorn Associates Corporation (the “Filing Persons”), represents beneficial ownership by the Filing Persons in the aggregate of 728,350,289 shares constituting approximately 91.39% of the outstanding shares based upon (i) the 182,075,165 shares stated to be issued and outstanding by the Company, (ii) the 113,410,769 shares beneficially held by the Filing Persons, (iii) the 430,706,846 shares issuable upon conversion of the 555,000 shares of Class B preferred stock beneficially held by the Filing Persons, and (iv) the 184,232,674 votes to which the 225,000 shares of Class C preferred stock beneficially held by the Filing Persons are entitled. Arnos Sub is 100% owned by Arnos Corp., a Delaware corporation. Arnos Corp. is 100% owned by Unicorn Associates Corporation, a New York corporation, which is 100% owned by ACF Industries Holding Corp., a Delaware corporation. ACF Holding Corp. is wholly-owned by Highcrest Investors Corp., a Delaware corporation, which is approximately 99% owned by Buffalo Investors Corp., a New York corporation, which is wholly-owned by Starfire Holding Corporation, a Delaware corporation, which is wholly-owned by Mr. Icahn. Mr. Icahn is the chairman, president and sole director of Starfire Holding Corporation, the chairman and a director of ACF Industries and the chairman, president and a director of Highcrest Investors. Hopper Investments LLC, a Delaware limited liability company, owns 100% of the general partnership interests in High River Limited Partnership, a Delaware limited partnership. Hopper Investments LLC is wholly-owned by Barberry Corp., a Delaware corporation, which is 100% owned by Mr. Icahn.

(3)	As reported in the Amendment to Schedule 13D filed on June 15, 2010 by Amalgamated Gadget, represents 16,847,195 shares of common stock held by Amalgamated Gadget on behalf of R 2 Investments, LDC which includes 344,846 shares of Company common stock issuable upon exercise of Series A warrants, 258,635 shares of common stock issuable upon exercise of Series B warrants, and 258,635 shares of common stock issuable upon exercise of Series C warrants, all held by Amalgamated Gadget. Such shares represent approximately 9.2% of the outstanding shares of common stock based upon 182,937,281 shares of common stock deemed to be outstanding. Amalgamated Gadget is a limited partnership of which Scepter Holdings, Inc., a Texas corporation, is its sole general partner. Scepter Holdings, Inc. is wholly owned by Mr. Geoffrey Raynor.
*	The Company notes that the Company’s Series A warrants, Series B warrants and Series C warrants held by Amalgamated Gadget, L.P. expired unexercised.

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a discussion of certain material U.S. federal income tax consequences of the receipt, ownership and disposition of subscription rights to U.S. holders (as defined below) of our common stock who receive the rights pursuant to this rights offering and who hold such stock as a capital asset for U.S. federal income tax purposes. This discussion is based upon the Internal Revenue Code of 1986, as amended, or the Code, Treasury Regulations promulgated thereunder, judicial decisions, and the U.S. Internal Revenue Service’s (“IRS”) current administrative rules, practices and interpretations of law, all as in effect on the date hereof and all of which are subject to differing interpretations and change, possibly with retroactive effect. This discussion applies only to U.S. holders and does not purport to address all aspects of U.S. federal income taxation that may affect particular holders in light of their individual circumstances or to certain types of holders subject to special treatment under the U.S. federal income tax laws, including, without limitation, partnerships (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes), persons that mark to market their securities, financial institutions, life insurance companies, regulated investment companies, corporations subject to the accumulated earnings tax, holders subject to the alternative minimum tax, individual retirement and other tax-deferred accounts, tax-exempt organizations, brokers, dealers in securities and commodities, certain former U.S. citizens or long-term residents, persons that acquire shares of our common stock in connection with employment or other performance of personal services, persons that own, or have owned, actually or constructively, more than 5% of our common stock or hold shares of our common stock as part of a position in a constructive sale, straddle, conversion transaction or other integrated transaction for U.S. federal income tax purposes, and U.S. holders whose “functional currency” is not the U.S. dollar. This discussion does not address any aspect of state, local or foreign taxation or any U.S. federal tax other than the income tax.

For purposes of this description, a “U.S. holder” is a beneficial owner of shares of our common stock or Class D preferred stock that is, or will be, for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;
•	a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any State or the District of Columbia;
•	an estate, the income of which is subject to U.S. federal income taxation, regardless of its source; or
•	a trust, if (a) a court within the United States is able to exercise primary jurisdiction over administration of the trust and one or more U.S. persons have authority to control all substantial decisions of the trust or (b) it has a valid election in effect to be treated as a U.S. person.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of shares of our common stock, the U.S. federal income tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. Partnerships that hold shares of our common stock (and partners in such partnerships) should consult their tax advisors.

No statutory, administrative or judicial authority directly addresses the treatment of this rights offering, the subscription rights or the related share issuances for U.S. federal income tax purposes. We have not sought, and will not seek, a ruling from the IRS regarding the U.S. federal income tax consequences discussed below. Accordingly, there can be no assurances that the IRS will not contend, and that a court will not ultimately hold, that the treatment of this rights offering, the subscription rights or the related share issuances may differ in material respects from those consequences described herein. Accordingly, each holder of shares of our common stock is urged to consult its tax advisor with respect to the particular tax consequences of this rights offering, the subscription rights and the related share issuances to such holder.

Subscription Rights

Distribution of the Subscription Rights

We intend to take the position that the distribution of the subscription rights will be a non-taxable distribution to U.S. holders of our common stock under Section 305(a) of the Code. This position is not binding on the IRS or the courts, and if this position is finally determined by the IRS or a court to be incorrect, the distribution of the subscription rights would be taxable to U.S. holders of our common stock.

See “Alternative Treatment of the Subscription Rights” below. The remainder of the discussion under this heading “Subscription Rights” assumes that the distribution of the subscription rights in the rights offering will be non-taxable to U.S. holders of our common stock.

Tax Basis and Holding Period of the Subscription Rights

Except as provided in the following sentence, a U.S. holder’s tax basis in the subscription rights received in the rights offering will be zero and the tax basis of the holder’s shares of common stock will be unchanged. If either (a) the fair market value of the subscription rights received in the rights offering on the date of distribution is equal to at least 15% of the fair market value on such date of the common stock with respect to which the subscription rights are distributed or (b) a U.S. holder irrevocably elects, by attaching a statement to the holder’s federal income tax return for the taxable year in which the subscription rights are distributed, to allocate part of the holder’s tax basis in the common stock to the subscription rights, then upon exercise or transfer of the subscription rights, the U.S. holder’s tax basis in the common stock will be allocated between the common stock and the subscription rights in proportion to their respective fair market values on the date of distribution. A U.S. holder making the election described above must retain a copy of the election and the tax return with which it was filed to substantiate the gain or loss recognized on any later sale of our subscription rights, common stock or Class D preferred stock.

A U.S. holder’s holding period for the subscriptions rights received in the rights offering will include the holder’s holding period for the common stock with respect to which the subscriptions rights were received.

Sale or Other Taxable Disposition of the Subscription Rights

Except as described in the next paragraph, if a U.S. holder sells or otherwise disposes of in a taxable transaction the subscription rights received in the rights offering prior to the Expiration Date, the U.S. holder will recognize capital gain or loss equal to the difference between (a) the proceeds of sale or disposition and (b) the holder’s tax basis, if any, in the subscription rights being sold or otherwise disposed of (determined as described above). Any capital gain or loss will be long-term capital gain or loss if the holding period for the subscription rights, determined as described in “Tax Basis and Holding Period of the Subscription Rights” above, exceeds one year at the time of disposition. Long-term capital gains are subject to preferential tax rates for individuals. Deductions for capital losses are subject to limitations.

Special Rules if Subscription Rights Constitute Section 306 Stock

The subscription rights may be treated as “section 306 stock” for U.S. federal income tax purposes. Section 306 stock generally includes rights to acquire stock (other than common stock) received in a non-taxable distribution under Section 305(a) of the Code. Stock rights will not be considered section 306 stock if no part of the distribution would have been treated as a dividend distribution at the time of the distribution of the those rights had money been distributed in lieu of those rights. We do not have any positive accumulated earnings and profits as of December 31, 2009 and, although no assurance can be given, do not anticipate having positive earnings and profits during 2010 or 2011. It is not clear what portion, if any, of the distribution would be treated as a dividend distribution for U.S. federal income tax purposes and, therefore, whether the subscription rights would be treated as section 306 stock. If all or a portion of the subscription rights are treated as section 306 stock, then unless the U.S. holder can establish to the satisfaction of the IRS that neither the distribution of subscription rights nor the subsequent sale or taxable disposition of subscription rights (or related transactions regarding our common stock with respect to which the subscription rights were issued) is in pursuance of a plan having one of its principal purposes the avoidance of U.S. federal income tax, a U.S. holder will recognize ordinary income on a sale or other taxable disposition of the right. Special rules apply to redemptions of subscription rights or their sale or other disposition to a related party under Section 318(a) of the Code. Any other sale or other taxable disposition of subscription rights will not give rise to ordinary income if such disposition terminates your entire actual and constructive ownership interest in us. In general, the amount realized upon a sale or taxable disposition of subscription rights will be treated as ordinary income (and will not be offset by the U.S. holder’s adjusted tax basis, if any, in such rights) to the extent that such amount does not exceed such subscription rights’ ratable share of the amount that would have been treated as a dividend distribution at the time of distribution had money in an amount equal to the fair market value of the rights been distributed in lieu of the rights. Any excess of the amount realized over the sum of the amount that would have been treated as a dividend distribution (as described above) plus the U.S.

holder’s adjusted tax basis, if any, in such rights will be treated as capital gain. No loss will be recognized upon a sale or taxable disposition of your subscription rights to the extent that the subscription rights are treated as section 306 stock. Any adjusted tax basis in the subscription rights that you dispose of which is not used to offset your amount realized from such disposition under the foregoing rules regarding section 306 stock generally will be added to the adjusted tax basis in shares of our common stock you actually own. Ordinary income that arises upon a disposition of section 306 stock should generally be treated as a dividend for purposes of the preferential tax rates that apply to individuals that, under current law, apply for taxable years beginning before January 1, 2011. Each U.S. holder of shares of our common stock is urged to consult its tax advisor to determine whether the subscription rights constitute, in whole or in part, section 306 stock and the particular tax consequences of holding and disposing of section 306 stock.

Expiration of the Subscription Rights

A U.S. holder will not recognize any gain or loss if the subscription rights expire without exercise, and the tax basis in the common stock with respect to which such subscription rights were distributed will be equal to the tax basis of such common stock immediately before the receipt of the subscription rights in the rights offering. If you dispose of some of the shares of common stock with respect to which the subscription rights are distributed after your receipt of the subscription rights but prior to the expiration of such subscription rights, you should consult your tax advisor regarding the determination of your basis in the remaining shares of common stock.

Exercise of the Subscription Rights; Tax Basis and Holding Period of the Shares

A U.S. holder of common stock will not recognize any gain or loss upon the exercise of the subscription rights received in the rights offering.

The aggregate tax basis of the shares of our Class D preferred stock acquired through exercise of a subscription right will equal the sum of (a) the subscription price paid to exercise the subscription right and (b) the holder’s tax basis, if any, in the subscription right. The holding period for shares of our Class D preferred stock acquired through exercise of the subscription rights will begin on the date the subscriptions rights are exercised.

Alternative Treatment of the Subscription Rights

The distribution of the subscription rights in the rights offering would be taxable under Section 305 of the Code if it were a distribution or part of a series of distributions, including deemed distributions, that have the effect of the receipt of cash or other property by some of our shareholders and an increase in the proportionate interest of other shareholders in our assets or earnings and profits. Distributions having this effect are referred to as “disproportionate distributions.” For this purpose, a “series of distributions” encompasses all distributions of stock made or deemed made by a corporation, and it is sufficient to the existence of a disproportionate distribution that a particular distribution or series of distributions has that effect, even in the absence of a plan. Under the applicable Treasury Regulations, where the receipt of cash or property occurs more than 36 months following a distribution or series of distributions of stock, or where a distribution is made more than 36 months following the receipt of cash or property, such distribution or distributions will be presumed not to result in the receipt of cash or property by some shareholders and an increase in the proportionate interest of other shareholders, unless the receipt of cash or property by some shareholders and the distribution or series of distributions are made pursuant to a plan.

Although it is not free from doubt, we believe that the distribution of the subscription rights in the rights offering will not result in a disproportionate distribution that is taxable to holders of our common stock. While the distribution of the subscription rights should generally result in an increase in the proportionate interests of the holders of our common stock in our assets or earnings and profits, we do not believe that the Company has made a distribution or series of distributions that for purposes of Section 305 has resulted in the receipt of cash or other property to our shareholders. Future actions of the Company such as the payment of cash dividends on, or the redemption of, our preferred shares may affect our conclusion.

Because of the potential impact of future actions of the Company on the distribution of the subscription rights in this rights offering, each U.S. holder of shares of our common stock is urged to consult its tax advisor to determine the particular tax consequences to such holder.

If the IRS were to successfully assert that the distribution of the subscription rights in the rights offering resulted in a disproportionate distribution, each holder would be considered to have received a distribution with respect to such holder’s common stock in an amount equal to the fair market value of the subscription rights received by such holder on the date of the distribution. This distribution generally would be taxed as dividend income to the extent of the U.S. holder’s ratable share of our current and accumulated earnings and profits as calculated for U.S. federal income tax purposes. We do not have any positive accumulated earnings and profits as of December 31, 2009 and, although no assurance can be given, do not anticipate having positive earnings and profits during 2010 or 2011. The amount of any distribution in excess of our earnings and profits will be applied to reduce, but not below zero, the tax basis in our common stock, and any excess generally will be taxable as capital gain (long-term, if the U.S. holder’s holding period with respect to our common stock is more than one year as of the date of distribution).

If the distribution of the subscription rights were a disproportionate distribution, a U.S. holder’s tax basis in the subscription rights received pursuant to the rights offering would be equal to their fair market value on the date of distribution and the holding period for the rights would begin upon receipt. A U.S. holder generally would recognize short-term capital gain or loss of the sale or taxable disposition of the subscription rights equal to the difference between the amount realized and the basis of the rights sold or disposed of and would recognize capital loss equal to the tax basis of the subscription rights upon their lapse without exercise. The treatment of a U.S. holder upon exercise of the subscription rights would be as described above.

In addition, the IRS may assert, and a court may ultimately uphold, an alternative characterization of the rights offering, the subscription rights or the related share issuances that differs materially from the U.S. federal income tax considerations discussed herein. U.S. holders of our common stock should consult their tax advisors as to the proper characterization of the rights offering, the subscription rights or the related share issuances for U.S. federal income tax purposes.

Shares of Class D Preferred Stock

Under applicable Treasury Regulations, all or a portion of the increase in the liquidation preference of the Class D preferred stock may be deemed to be distributed to U.S. holders under an economic accrual method that reflects the effect of the compounding of the liquidation preference increase. In addition, a U.S. holder may have additional deemed distributions if the holder’s initial tax basis in the Class D preferred stock issued pursuant to the exercise of subscription rights received in the rights offering is less than its initial liquidation preference. However, a deemed distribution may be reduced if the Class D preferred stock is issued at a premium. Deemed distributions will generally increase the U.S. holder’s tax basis in the Class D preferred stock. The amount deemed distributed, as well as any actual quarterly cash distributions, generally will be taxed as dividend income to the extent of the U.S. holder’s share of our current and accumulated earnings and profits as calculated for U.S. federal income tax purposes. As discussed above, we do not have any positive accumulated earnings and profits as of December 31, 2009 and, although no assurance can be given, do not anticipate having positive earnings and profits during 2010 or 2011. Therefore, it is not clear what portion, if any, of the distribution would be treated as a dividend distribution for U.S. federal income tax purposes. Deemed distributions and cash distributions in excess of our earnings and profits will be applied to reduce, but not below zero, the U.S. holder’s tax basis in the Class D preferred stock, and any excess generally will be taxable as capital gain, which will be treated as long-term capital gain if the holding period for the Class D preferred stock is more than one year at the time of the deemed distribution. Each U.S. holder of shares of our common stock is urged to consult its tax advisor to determine whether the Class D preferred stock will result in deemed distributions to such holder.

Except as described below regarding section 306 stock, on the sale or taxable disposition (other than by redemption) of Class D preferred stock, a U.S. holder will recognize capital gain or loss equal to the difference between the proceeds of sale and the holder’s tax basis in the Class D preferred stock. Any capital gain or loss will be long-term capital gain or loss if the holding period for the Class D preferred stock exceeds one year at the time of disposition.

Except as described below regarding section 306 stock, under Section 302 of the Code, a redemption of Class D preferred stock from a U.S. holder generally will be treated as a sale or exchange (with consequences similar to those described above for a sale or taxable disposition) if the redemption completely terminates the holder’s entire actual and constructive stock interest in our equity, is “not essentially equivalent to a dividend” with respect to the holder or is a “substantially disproportionate” redemption of stock. If the redemption does not constitute a sale or exchange under Section 302 of the Code, the receipt of cash will be treated as a distribution with respect to the Class D preferred stock (with consequences similar to those described above for distributions).

In determining whether these tests are met, the holder must take into account the shares of stock that the holder actually owns and constructively owns under the constructive ownership rules of Section 318 of the Code. Under these constructive ownership rules, a U.S. holder will be deemed to own any shares of our capital stock that are owned, actually and in some cases constructively, by certain related individuals or entities and any shares of our capital stock that the holder has a right to acquire by exercise of any option or by conversion of exchange of a security. A redemption of shares of Class D preferred stock will be treated as “not essentially equivalent to a dividend” if a U.S. holder experiences a “meaningful reduction” in the holder’s percentage interest in our equity as a result of the redemption. Depending on the particular circumstances, taking into account whether the U.S. holder is part of management or our board of directors, even a small reduction in stock ownership interest in us may satisfy this test. A redemption of Class D preferred stock cannot be considered “substantially disproportionate” unless a U.S. holder also redeems, in a related transaction, shares of our voting stock and, as a result, the reduction in the holder’s percentage ownership of our voting stock meets certain tests under Section 302(b)(2) of the Code.

Special Rules if Class D Preferred Stock Constitutes Section 306 Stock

Under Section 306 of the Code generally, stock acquired through the exercise of a stock right will be treated as stock distributed at the time of the distribution of the rights to the extent of the fair market value of the rights at the time of the distribution. Thus, Class D preferred stock acquired upon the exercise of a subscription right that is properly treated as section 306 stock in whole or in part will also be treated in part as section 306 stock, and rules similar to those described above under “Subscription Rights — Sale or Other Taxable Disposition of the Subscription Rights”generally would apply to a subsequent sale or taxable disposition (other than in redemption) of that Class D preferred stock. Under those rules generally, a portion of the amount realized by a U.S. holder from such sale or taxable disposition would be treated as ordinary income. In a redemption of Class D preferred stock generally, unless the U.S. holder can establish to the satisfaction of the IRS that neither the distribution of subscription rights nor the subsequent redemption of the Class D preferred stock (or related transactions regarding our common stock with respect to which the subscription rights were issued) is in pursuance of a plan having one of its principal purposes the avoidance of U.S. federal income tax, the amount realized in redemption of the Class D preferred stock will not be offset by the holder’s adjusted tax basis in such stock and will result in dividend income treatment to the extent of our available current or accumulated earnings and profits at the time of the redemption unless the redemption completely terminates the holder’s entire actual and constructive ownership interest in our equity or is a redemption in partial or complete liquidation of us. Each U.S. holder of shares of our common stock is urged to consult its tax advisor to determine whether the Class D preferred stock constitutes, in whole or in part, section 306 stock and the particular tax consequences of holding and disposing of section 306 stock.

Information Reporting and Backup Withholding

Payments made to a U.S. holder of dividends and any other reportable payments such as the proceeds from the sale of subscription rights or shares of Class D preferred stock issued upon exercise of subscription rights may be subject to information reporting to the IRS and possible U.S. federal backup withholding. Backup withholding will not apply if you furnish a correct taxpayer identification number (certified on the IRS Form W-9) or otherwise establish that you are exempt from backup withholding. Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability. You may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS and furnishing any required information.

Recent Tax Legislation

For taxable years beginning after December 31, 2012, certain U.S. holders that are individuals, estates or trusts will be subject to a 3.8% Medicare tax on all or a portion of their “net investment income,” which may include all or a portion of their dividends and net gains from the disposition of shares of Class D preferred stock. If you are a U.S. holder that is an individual, estate or trust, you should consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the shares of Class D preferred stock.

PLAN OF DISTRIBUTION

On or about __________, 2010, we will distribute copies of this prospectus and various subscription materials to the holders of our common stock on the Record Date. Registered holders who wish to exercise their subscription rights and purchase shares must complete the Form of Exercise of Subscription Rights and return it with payment for the shares to the Subscription Agent at the following address:

By First Class Mail Only: ___________________________________	By Overnight Delivery: ___________________________________
Attn: XO Holdings Rights Offering ___________________________________	Attn: XO Holdings Rights Offering ___________________________________

See “The Rights Offering — Methods for Exercising Subscription Rights” in this prospectus for additional information concerning payment for shares. You are encouraged to contact the Information Agent, ______________, at (800) __________ if you each have any questions concerning this Rights Offering. Other than the Subscription Agent Agreement between the Company and American Stock Transfer & Trust Company and the Information Agent Agreement between the Company and ______________, we do not know of any existing agreements between any shareholder, broker, dealer, underwriter or agent relating to the sale or distribution of the rights or the underlying shares.

To the extent required, we will file, during any period in which offers or sales are being made, a supplement to this prospectus which sets forth, with respect to a particular offering, the specific number of shares to be sold, the name of the holder, the sales price, the name of any participating broker, dealer, underwriter or agent, any applicable commission or discount and any other material information with respect to the plan of distribution not previously disclosed.

TRANSFER AGENT AND REGISTRAR

The Transfer Agent and Registrar for our stock is American Stock, Transfer & Trust Company, American Stock Transfer & Trust Company is also the Company’s Subscription Agent for the purposes of this Registration Statement.

INFORMATION AGENT

The Information Agent for this Registration Statement is _______________________________.

LEGAL MATTERS

The validity of the rights and the shares of Class D preferred stock underlying the rights, will be passed upon for us by Pillsbury Winthrop Shaw Pittman LLP.

EXPERTS

The consolidated financial statements and schedule of XO Holdings, Inc. as of and for the year ended December 31, 2009, incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing in giving said report.

The consolidated financial statements and schedules of XO Holdings, Inc. as of December 31, 2008 and for each of the years in the two-year period ended December 31, 2008, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement under the Securities Act, with respect to the transferable subscription rights and the shares of Class D preferred stock underlying the rights. This prospectus does not contain all of the information set forth in the registration statement, certain items of which are omitted in accordance with the rules and regulations of the SEC. The omitted information may be inspected and copied at the Public Reference Room maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov. Copies of such material can be obtained from the public reference section of the SEC at prescribed rates. Statements contained in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are not necessarily complete and in each instance reference is made to the copy of the document filed as an exhibit to the registration statement, each statement made in this prospectus relating to such documents being qualified in all respect by such reference. For further information with respect to XO Holdings and the securities being offered hereby, reference is hereby made to the registration statement, including the exhibits thereto and the financial statements, notes, and schedules filed as a part thereof as well as to the Company’s website, www.xo.com, on which the Company makes available free of charge its annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after such reports and amendments are electronically filed with the SEC. Information on our website should not be considered a part of this prospectus, and we do not intend to incorporate into this prospectus any information contained in the website.

INCORPORATION BY REFERENCE

The Securities and Exchange Commission, or the SEC, allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus. The documents we incorporate by reference include:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2009;
•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2010, June 30, 2010 and September 30, 2010;
•	our Current Reports on Form 8-K filed on March 30, 2010, March 31, 2010, April 30, 2010, May 18, 2010, June 2, 2010, June 17, 2010, June 22, 2010, June 30, 2010, August 10, 2010, August 16, 2010, October 12, 2010, October 13, 2010 and November 16, 2010; and
•	our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 30, 2010.

Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this prospectus modifies or is contrary to that previous statement. Any statement so modified or superseded will not be deemed a part of this prospectus except as so modified or superseded.

We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the reports or documents that have been incorporated by reference in this prospectus, other than exhibits to such documents unless such exhibits have been specifically incorporated by reference thereto. Requests for such copies should be directed to the Company at the following address or telephoning us at the following address or telephone number:

XO Holdings, Inc.
13865 Sunrise Valley Drive
Herndon, Virginia 20171
Attention: Investor Relations
Telephone: (703) 547-2000

Up to 9,103,758 Shares of ____% Class D Non-Convertible Preferred Stock

Issuable upon the Exercise of Transferable Subscription Rights at a Subscription Price of
$____ per Share

PRELIMINARY PROSPECTUS

____________, 2010

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated costs and expenses of the sale and distribution of the securities being registered, all of which are being borne by XO Holdings, Inc (the “Company”).

Securities and Exchange Commission registration fee	$14,260
Printing and Mailing fees and expenses	(1)
Legal fees and expenses	(1)
Accounting fees and expenses	(1)
Subscription Agent fees and expenses	(1)
Information Agent fees and expenses	(1)
Miscellaneous expenses	(1)
Total	$(1)

(1)	To be included by amendment.

Item 14. Indemnification of Directors and Officers.

The Company’s Certificate of Incorporation and Bylaws include provisions (i) to reduce the personal liability of the Company’s directors for monetary damage resulting from breaches of their fiduciary duty, and (ii) to permit the Company to indemnify its directors and officers to the fullest extent permitted by Delaware law. In addition, the Company has entered into indemnification agreements with the Company’s directors (collectively, “Director Indemnification Agreements”). The obligation to indemnify generally means that we are required to pay or reimburse the individuals’ reasonable legal expenses and possibly damages and other liabilities incurred in connection with these matters. The maximum potential amount of future payments the Company could be required to make under these indemnification agreements is unlimited; however, the Company has obtained directors’ and officers’ liability insurance that insures such persons against the costs of defense, settlement, or payment of a judgment under certain circumstances.

Section 145 of the Delaware General Corporation Law (the “DGCL”) grants each corporation organized thereunder the power to indemnify any person who is or was a director, officer, employee or agent of a corporation or enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of being or having been in any such capacity, if he acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145(g) of the DGCL further authorizes a corporation to purchase and maintain insurance on behalf of any indemnified person against any liability asserted against him and incurred by him in any indemnified capacity, or arising out of his status as such, regardless of whether the corporation would otherwise have the power to indemnify him under the DGCL.

Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders of monetary damages for violations of the directors’ fiduciary duty of care, except (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (3) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (4) for any transaction from which a director derived an improper personal benefit.

In accordance with these provisions of Delaware law, the Director Indemnification Agreements, the Company’s Certificate of Incorporation and our Bylaws, XO Holdings provides indemnification of any person who is, was or shall be a director, officer, employee or agent of the Company, to the fullest extent permitted by the DGCL, as amended from time to time.

Commission Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 15. Recent Sales of Unregistered Securities.

The following sets forth information regarding all unregistered securities sold by the Company since September 30, 2006, including the consideration received by the Company for such issuances. None of these transactions involved any underwriters or any public offerings. Each of these transactions was exempt from registration under the Securities Act pursuant to Section 4(2) of the Securities Act, as transactions by an issuer not involving a public offering. With respect to each transaction, no general solicitation was made by either the Company or any person acting on its behalf; the securities sold are subject to transfer restrictions; and the certificates for the shares contained an appropriate legend stating such securities have not been registered under the Securities Act and may not be offered or sold absent, registration or pursuant to an exemption there from.

Issuance of the Company’s Bridge Note

On March 13, 2008, XO Communications, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company (“XO LLC”), issued a note in the aggregate principal amount of $75.0 million (the “Note”). Principal and interest on the Note was due April 15, 2009. The obligations of XO LLC under the Note were jointly and severally guaranteed by the Company and certain of the Company’s subsidiaries, pursuant to a Guaranty Agreement dated as of March 13, 2008. The Note was purchased by Arnos Corp. pursuant to the terms of the Note Purchase Agreement dated as of March 13, 2008 between XO LLC and Arnos Corp., an affiliate of Carl C. Icahn, the Chairman of the Board of Directors of the Company and its majority stockholder. No commission was paid for the issuance of the Note.

Issuance of the Company’s Class B and Class C Preferred Stock

On July 25, 2008, the Company issued an aggregate of 555,000 shares of the Company’s Class B preferred stock for an aggregate purchase price of $555.0 million and an aggregate of 225,000 shares of the Company’s Class C preferred stock for an aggregate purchase price of $225.0 million.The shares were purchased pursuant to the terms of the Stock Purchase Agreement dated as of July 25, 2008 between the Company and Arnos Corp., Barberry Corp., High River Limited Partnership and ACF Industries Holding Corp. (together, the “Purchasers”). The Purchasers are affiliates of Carl C. Icahn, the Chairman of the Board of Directors of the Company and its majority stockholder. A portion of the purchase price for the Class B preferred stock was paid by Purchasers through the delivery to the Company for retirement of all of the Purchasers’ right, title and interest in the Company’s senior indebtedness in the principal amount (together with accrued interest) of approximately $450.8 million, which represented all of such indebtedness held by the Purchasers and their affiliates under the Company’s Senior Secured Credit Facility and the $75.0 million note representing a loan to the Company in that amount made by an affiliate of Mr. Icahn in March 2008. The remainder of the purchase price for the Class B preferred stock and the purchase price for the Class C preferred stock was paid in cash in the aggregate amount of approximately $329.2 million. No commission was paid for the issuance of the Class B preferred stock or the Class C preferred stock.

Issuance of the Company’s Revolving Promissory Note

XO LLC entered into a revolving promissory note with Arnos Corp., a company affiliated with XO Holdings’ chairman, Carl C. Icahn, dated as of October 8, 2010 (the “Revolving Promissory Note”). Pursuant to the Revolving Promissory Note, Arnos Corp. made available to XO LLC a revolving loan facility of up to $50.0 million in aggregate principal amount. Borrowings under the Revolving Promissory Note will bear interest at a rate equal to the greater of the LIBOR rate plus 525 basis points, and 6.75%. The Revolving Promissory Note includes a fee of 0.75% on undrawn amounts and matures on the earliest of (i) October 8, 2011, (ii) the date on which any financing transaction, whether debt or equity, is consummated by the Company or certain of its affiliates in an amount equal to or greater than $50.0 million, which could include the rights offering, and (iii), at the Company’s option, a date selected by the Company that is earlier than October 8, 2011.

Item 16. Exhibits and Financial Statement Schedules.

The following exhibits to this Registration Statement on Form S-1 are either incorporated herein by reference or appended hereto, and we refer you to them for a more complete understanding of these documents.

2.1	Third Amended Plan of Reorganization of XO Communications, Inc., dated July 22, 2002 (incorporated by reference to exhibit 2.1 filed with the Current Report on Form 8-K/A of XO Communications, Inc. filed on November 26, 2002).
2.2	Plan Supplement, dated October 23, 2003, to the Third Amended Plan of Reorganization of XO Communications, Inc., dated July 22, 2002 (incorporated by reference to exhibit 2.2 filed with the Current Report on Form 8-K/A of XO Communications, Inc. filed on November 26, 2002).
2.3	Order Confirming Third Amended Plan of Reorganization, dated November 15, 2002 (incorporated by reference to exhibit 99.1 filed with the Current Report on Form 8-K/A of XO Communications, Inc. filed on November 26, 2002).
2.4	Asset Purchase Agreement, dated as of February 18, 2004, by and among XO Communications, Inc., Allegiance Telecom, Inc., and Allegiance Telecom Company Worldwide (incorporated by reference to exhibit 10.1 filed with the Current Report on Form 8-K of XO Communications, Inc. filed on February 24, 2004).
2.5	Agreement and Plan of Merger, dated as of February 28, 2006 by and among XO Communications, Inc., XO Holdings, Inc. and XO Communications, LLC (incorporated herein by reference to exhibit 2.1 filed with the Current Report on Form 8-K of XO Holdings, Inc. filed on March 6, 2006).
3.1	Certificate of Incorporation of XO Holdings, Inc., as filed with the Secretary of State of the State of Delaware on October 25, 2005 (incorporated by reference to exhibit 3.1 filed with the Current Report on Form 8-K of XO Holdings, Inc. filed on March 6, 2006).
3.2	Amendment to the Certificate of Incorporation of XO Holdings, Inc., as filed with the Secretary of State of the State of Delaware on ________, 2010 (incorporated by reference to exhibit 3.1 filed with the Current Report on Form 8-K of XO Holdings, Inc. filed on ________, 2010).
3.3	Bylaws of XO Holdings, Inc. (incorporated by reference to exhibit 3.3 filed with the Current Report on Form 8-K of XO Holdings, Inc. filed on March 6, 2006).
4.1	Series A Warrant Agreement, dated as of January 16, 2003, by and between XO Communications, Inc. and American Stock Transfer & Trust Company (incorporated by reference to exhibit 10.1 filed with the Current Report on Form 8-K of XO Communications, Inc. filed on January 30, 2003).
4.2	Series B Warrant Agreement, dated as of January 16, 2003, by and between XO Communications, Inc. and American Stock Transfer & Trust Company (incorporated by reference to exhibit 10.2 filed with the Current Report on Form 8-K of XO Communications, Inc. filed on January 30, 2003).
4.3	Series C Warrant Agreement, dated as of January 16, 2003, by and between XO Communications, Inc. and American Stock Transfer & Trust Company (incorporated by reference to exhibit 10.3 filed with the Current Report on Form 8-K of XO Communications, Inc. filed on January 30, 2003).

4.4	Certificate of Designation of the Powers, Preferences and Relative, Participating, Optional and other Special Rights of the 6% Class A Convertible Preferred Stock and Qualifications, Limitations and Restrictions thereof, as filed with the Secretary of State of the State of Delaware on February 28, 2005 (incorporated by reference to exhibit 3.2 filed with the Current Report on Form 8-K of XO Holdings, Inc. filed on March 6, 2006).
4.5	Certificate of Designation of the Powers, Preferences and Relative Participating, Optional and Other Special Rights of the 7% Class B Convertible Preferred Stock and Qualifications, Limitations and Restrictions Thereof (incorporated by reference to exhibit 4.1 filed with the Current Report on Form 8-K of XO Holdings, Inc. filed on July 28, 2008).
4.6	Certificate of Designation of the Powers, Preferences and Relative Participating, Optional and Other Special Rights of the 9.50% Class C Perpetual Preferred Stock and Qualifications, Limitations and Restrictions Thereof (incorporated by reference to exhibit 4.2 filed with the Current Report on Form 8-K of XO Holdings, Inc. filed on July 28, 2008).
47	Certificate of Designation of the Powers, Preferences and Relative Participating, Optional and Other Special Rights of the ___% Class D Preferred Stock and Qualifications, Limitations and Restrictions Thereof (incorporated by reference to exhibit 4.1 filed with the Current Report on Form 8-K of XO Holdings, Inc. filed on _____, 2010).
5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP regarding the validity of the securities offered hereby.†
8.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP regarding certain tax matters.†
10.1	XO Communications, Inc. 2002 Stock Incentive Plan (Amended and Restated as of June 19, 2003) (incorporated by reference to Appendix A of the Company’s Definitive Proxy Statement for its 2004 Annual Meeting of Stockholders).(1)
10.2	Registration Rights Agreement, dated as of January 16, 2003, between XO Communications, Inc. and High River Limited Partnership and Meadow Walk Limited Partnership (incorporated by reference to exhibit 10.4 filed with the Current Report on Form 8-K of XO Communications, Inc. filed on January 30, 2003).
10.3	Registration Rights Agreement, dated as of August 6, 2004, by and among XO Communications, Inc., Tramore LLC, Cardiff Holdings, LLC and Amalgamated Gadget, L.P. (incorporated by reference to exhibit 10.1 filed with the Quarterly Report on Form 10-Q of XO Communications, Inc. for the quarterly period ended June 30, 2004).
10.4	Registration Rights Agreement, dated as of June 23, 2004, by and among Allegiance Telecom, Inc., Allegiance Telecom Company Worldwide, the Allegiance Telecom Liquidating Trust, and XO Communications, Inc. (incorporated by reference to exhibit 10.5 filed with the Annual Report on Form 10-K of XO Communications, Inc. for the year ended December 31, 2004).
10.5	Amendment No. 1 to Registration Rights Agreement made and enacted by the Company as of April 28, 2006 (incorporated by reference to exhibit 10.2 filed with the Current Report on Form 8-K filed on May 2, 2006).
10.6	Employment Term Sheet, dated as of April 30, 2003, between XO Communications, Inc. and Carl J. Grivner, President and Chief Executive Officer of XO Communications, Inc. (incorporated by reference to exhibit 10.1 filed with the Quarterly Report on Form 10-Q of XO Communications, Inc. for the quarter ended March 31, 2003).(1)
10.7	Change in Control Agreement by and between XO Communications, Inc. and Carl J. Grivner, President and Chief Executive Officer of XO Communications, Inc. (incorporated by reference to exhibit 10.2 filed with the Quarterly Report on Form 10-Q of XO Communications, Inc. for the quarter ended March 31, 2003).(1)
10.8	Change in Control Severance Plan for Certain Covered Executives (Director and Above) of XO Communications, Inc., dated as of June 2, 2005. (incorporated by reference to exhibit 10.1 filed with the Current Report on Form 8-K of XO Communications, Inc. filed on June 8, 2005).(1)

10.9	Indemnification Agreement by and between Adam Dell and XO Communications, Inc., dated as of November 2, 2004 (incorporated by reference to exhibit 10.1 filed with the Quarterly Report on Form 10-Q of XO Communications, Inc. for the quarter ended September 30, 2004).
10.10	Indemnification Agreement by and between Robert Knauss and XO Communications, Inc., dated as of November 2, 2004 (incorporated by reference to exhibit 10.2 filed with the Quarterly Report on Form 10-Q of XO Communications, Inc. for the quarter ended September 30, 2004).
10.11	Indemnification Agreement by and between Fredrik Gradin and XO Communications, Inc., dated as of November 2, 2004 (incorporated by reference to exhibit 10.3 filed with the Quarterly Report on Form 10-Q of XO Communications, Inc. for the quarter ended September 30, 2004).
10.12	Cost Sharing and IRU Agreement, dated July 18, 1998, between Level 3 Communications, LLC and XO Intercity Holdings No. 2, LLC (f/k/a INTERNEXT LLC) (incorporated by reference to exhibit 10.8 filed with the Quarterly Report on Form 10-Q of NEXTLINK Communications, Inc. and NEXTLINK Capital, Inc. for the quarter ended September 30, 1998).
10.13	Master Agreement, dated August 8, 2002, between Level 3 Communications, Inc. and XO Communications, Inc. (incorporated by reference to exhibit 10.4.2 filed with the Annual Report on Form 10-K of XO Communications, Inc. for the year ended December 31, 2002).
10.14	Stockholder Agreement, dated as of November 4, 2005, by and between XO Communications, Inc. and Cardiff Holdings LLC (incorporated by reference to exhibit 10.1 filed with the Current Report on Form 8-K of XO Communications, Inc. filed on November 9, 2005).
10.15	Guaranty, dated as of November 4, 2005, by and between Thornwood Associates Limited Partnership and XO Communications, Inc. (incorporated by reference to exhibit 10.2 filed with the Current Report on Form 8-K of XO Communications, Inc. filed on November 9, 2005).
10.16	Assignment and Assumption Agreement, dated as of February 28, 2006, by and among XO Communications, Inc. and XO Holdings, Inc. (incorporated by reference to exhibit 10.1 filed with the Current Report on Form 8-K filed on March 06, 2006).
10.17	Lease Agreement dated February 28, 2007, between the Company and Presidents Park II, LLC (incorporated by reference to exhibit 10.27 filed with the Annual Report on Form 10-K for the year ended December 31, 2006).(2)
10.18	Stipulation and Agreement of Compromise, Settlement and Release, approved by the Delaware Court of Chancery on March 31, 2008, among XO Holdings, Inc. and certain minority stockholders (incorporated by reference to exhibit 10.2 filed with the Current Report on Form 10-Q for the quarter ended March 31, 2008).
10.19	Stock Purchase Agreement dated as of July 25, 2008 by and between XO Holdings, Inc., Arnos Corp., Barberry Corp., High River Limited Partnership and ACF Industries Holding Corp. (incorporated by reference to exhibit 10.1 filed with the Current Report on Form 8-K of XO Holdings, Inc.).
10.20	Registration Rights Agreement dated as of July 25, 2008 by and between XO Holdings, Inc., Arnos Corp., Barberry Corp., High River Limited Partnership and ACF Industries Holding Corp. (incorporated by reference to exhibit 10.2 filed with the Current Report on Form 8-K of XO Holdings, Inc. filed on July 28, 2008).
10.21	Tax Allocation Agreement dated as of July 25, 2008 by and between XO Holdings, Inc. and Starfire Holding Corporation (incorporated by reference to exhibit 10.3 filed with the Current Report on Form 8-K of XO Holdings, Inc. filed on July 28, 2008).
10.22	Undertaking dated August 28, 2008 by Starfire Holding Corporation for the benefit of XO Holdings, Inc. (incorporated by reference to exhibit 10.1 filed with the Current Report on Form 8-K filed on August 29, 2008).
10.23	Settlement Agreement and Mutual Release In re Allegiance Telecom, Inc. et al., Debtors, dated October 21, 2008 (incorporated by reference to exhibit 10.9 filed with the Quarterly Report on Form 10-Q for the quarter ended September 30, 2008).

10.24	Employment Agreement, dated as of January 5, 2009, by and between XO Holdings, Inc. and Daniel J. Wagner (incorporated by reference to exhibit 10.1 filed with the Current Report on Form 8-K of XO Holdings, Inc., filed on January 20, 2009).(1)
10.25	Redacted version of Master Professional Services Agreement, executed April 31, 2009 and effective as of March 30, 2009, by and between XO Communications Services, Inc. on behalf of itself, its operating affiliates and subsidiaries and Thomas Cady (incorporated by reference to exhibit 10.3 filed with the Quarterly Report on Form 10-Q of XO Holdings, Inc. for the quarter ended June 30, 2009).(2)
10.26	XO Holdings, Inc. 2010 Executive Bonus Plan (incorporated by reference to exhibit 10.1 filed with the Quarterly Report on Form 10-Q for the quarter ended June 30, 2010).(1)
10.27	Revolving Promissory Note, dated as of October 8, 2010 (incorporated herein by reference to the Current Report on Form 8-K of XO Holdings, Inc., filed on October 12, 2010)
10.28	Guaranty Agreement, dated as of October 8, 2010 (incorporated herein by reference to the Current Report on Form 8-K of XO Holdings, Inc., filed on October 12, 2010)
10.29	Subscription Agent Agreement, dated ___________, 2010, between XO Holdings, Inc., and American Stock Transfer & Trust Company.†
10.30	Letter of Agreement, dated ____________, 2010, between XO Holdings, Inc. and __________________[Information Agent].†
21.1	Subsidiaries of XO Holdings, Inc.*
23.1	Consent of Grant Thornton LLP.*
23.2	Consent of KPMG LLP.*
23.3	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1 hereto).†
99.1	Subscription Rights Certificate.†
99.2	Form of Exercise of Subscription Rights.†
99.3	Notice to Stockholders who are Record Holders.†
99.4	Notice to Stockholders who are Acting as Nominees.†
99.5	Notice to Clients of Stockholders who are Acting as Nominees.†
99.6	Beneficial Owner Election Form.†
99.7	Notice of Guaranteed Delivery.†

(1)	Management contracts and compensatory plans and arrangements required to be filed pursuant to Item 15 (c).
(2)	Portions of this exhibit have been omitted and were filed separately with the Securities and Exchange Commission pursuant to the Registrants application requesting confidential treatment under Rule 406 of the Securities Act.
*	Filed herewith as an Exhibit to this Registration Statement on Form S-1.
†	To be filed by amendment.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(A) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(B) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(C) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(A) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(B) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(C) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(D) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(5) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(6) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant, XO Holdings, Inc. has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Herndon, State of Virginia, on the 17th day of November, 2010.

XO HOLDINGS, INC.

/s/ Carl J. Grivner
Carl J. Grivner
President and Chief Executive Officer
(Principal Executive Officer)

Pursuant to the requirements of the Securities Exchange Act of 1934, this Registration Statement has been signed on or before November 17, 2010 by the following persons on behalf of the registrant and in the capacities indicated.

Name	Title
/s/ Carl J. Grivner Carl J. Grivner	President and Chief Executive Officer, Director (Principal Executive Officer)
/s/ Laura W. Thomas Laura W. Thomas	Senior Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ Dan Ninivaggi Dan Ninivaggi	Director
/s/ David S. Schechter David S. Schechter	Director
/s/ Fredrik Gradin Fredrik Gradin	Director
/s/ Vincent J. Intrieri Vincent J. Intrieri	Director
/s/ Harold First Harold First	Director